                                                                     EXHIBIT 4.2

                             TERRA NOVA INSURANCE
                               (UK) HOLDINGS PLC,
                                   as Issuer


                      TERRA NOVA (BERMUDA) HOLDINGS LTD.,
                                 as Guarantor


                                      and


                           THE CHASE MANHATTAN BANK,
                                  as Trustee


                              ___________________


                                   INDENTURE


                           Dated as of May 18, 1998


                              ___________________


                                7% Senior Notes
                                   due 2008

                               TABLE OF CONTENTS
                                ---------------
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                                   RECITALS
                                   --------

                                   ARTICLE 1
            Definitions and Other Provisions of General Application


Section 1.01.  Definitions..............................................................   2
Section 1.02.  Other Definitions........................................................  17
Section 1.03.  Compliance Certificates and Opinions.....................................  17
Section 1.04.  Form of Documents Delivered to Trustee...................................  18
Section 1.05.  Acts of Holders..........................................................  19
Section 1.06.  Notices, Etc., to Trustee, the Issuer Bermuda Holdings...................  20
Section 1.07.  Notice of Holders; Waiver................................................  21
Section 1.08.  Conflict of Any Provision of Indenture with Trust Act....................  21
Section 1.09.  Effect of Headings and Table of Contents.................................  22
Section 1.10.  Successor and Assigns....................................................  22
Section 1.11.  Separability Clause......................................................  22
Section 1.12.  Benefits of Indenture....................................................  22
Section 1.13.  Governing Law............................................................  22
Section 1.14.  Legal Holidays...........................................................  22
Section 1.15.  No Recourse Against Others...............................................  23
Section 1.16.  Submission of Jurisdiction; Appointment of Agent for Service of Process..  23

                                   ARTICLE 2
                                   ---------
                               The Senior Notes
                               ----------------

Section 2.01.  Form and Dating........................................................    24
Section 2.02.  Execution and Authentication...........................................    26
Section 2.03.  Senior Note Registrar and Paying Agent.................................    27
Section 2.04.  Paying Agent to Hold Money in Trust....................................    28
Section 2.05.  Senior Note Holder Lists...............................................    30
Section 2.06.  Transfer and Exchange..................................................    30
Section 2.07.  Replacement Securities.................................................    32
Section 2.08.  Outstanding Securities.................................................    33
Section 2.09.  Temporary Senior Notes.................................................    33
Section 2.10.  Cancellation...........................................................    33
Section 2.11.  Interest, Defaulted Interest...........................................    34
Section 2.12.  Special Transfer Provisions............................................    34
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Section 2.13.  CUSIP and CINS Numbers................................................     38


                                         ARTICLE 3
                                         ---------
                                 Satisfaction and Discharge
                                ---------------------------

Section 3.01.  Satisfaction and Discharge of Indenture ...............................    38
Section 3.02.  Application of Trust Money ............................................    40


                                          ARTICLE 4
                                          ---------
                                    Defaults and Remedies
                                    ---------------------

Section 4.01.  Events of Default .....................................................    40
Section 4.02.  Acceleration of Maturity; Rescission ..................................    42
Section 4.03.  Collection of Indebtedness and Suits for Enforcement by Trustee .......    43
Section 4.04.  Trustee May File Proofs of Claim ......................................    44
Section 4.05.  Trustee May Enforce Claims Without Possession of Senior Notes .........    45
Section 4.06.  Application of Money Collected ........................................    45
Section 4.07.  Limitation of Suits ...................................................    46
Section 4.08.  Unconditional Right of Holders to Receive Principal Premium and Interest   46
Section 4.09.  Restoration of Rights and Remedies .....................................   47
Section 4.10.  Rights and Remedies Cumulative .........................................   47
Section 4.11.  Delay or Omission Not Waiver ...........................................   47
Section 4.12.  Control by Holders .....................................................   47
Section 4.13.  Waiver of Defaults......................................................   48
Section 4.14.  Undertaking for Costs ..................................................   48

                                         ARTICLE 5
                                         ---------
                                        The Trustee
                                        -----------

Section 5.01.  Notice of Events of Default ............................................   49
Section 5.02.  Certain Rights of Trustee ..............................................   49
Section 5.03.  Not Responsible for Recitals or Issuance of Senior Notes ...............   51
Section 5.04.  Trustee and Agents May Hold Senior Notes; collections; etc .............   52
Section 5.05.  Money Held in Trust ....................................................   52
Section 5.06.  Compensation and Reimbursement .........................................   52
Section 5.07.  Conflicting Interests ..................................................   53
Section 5.08.  Corporate Trustee Required; Eligibility ................................   53
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                                            ii

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Section 5.09.  Resignation and Removal; Appointment of Successor ......................   53
Section 5.10.  Acceptance of Appointment of Successor .................................   55
Section 5.11.  Merger, Conversion, Consolidation or Succession to Business ............   56
Section 5.12.  Preferential Collection of Claims Against the Issuer or Bermuda Holdings   56

                                   ARTICLE 6
                                   ---------
                     Holders' Lists And Reports By Trustee
                     -------------------------------------

Section 6.01.  Disclosure of Names and Addresses of Holders ...........................   57
Section 6.02.  Reports by Trustee                                                         57

                                   ARTICLE 7
                                   ---------
             Consolidation, Merger, Conveyance, Transfer Or Lease
             ----------------------------------------------------

Section 7.01.  Bermuda Holdings May Consolidated, Etc., Only on Certain Terms..........   57
Section 7.02.  Successor Substituted ..................................................   58

                                   ARTICLE 8
                                   ---------
                            Supplemental Indentures
                            -----------------------

Section 8.01.  Supplemental Indentures Without Consent of Holders .....................   59
Section 8.02.  Supplemental Indentures with Consent of Holders ........................   59
Section 8.03.  Execution of Supplemental Indentures ...................................   60
Section 8.04.  Effect of Supplemental Indentures ......................................   60
Section 8.05.  Conformity with Trust Indenture Act ....................................   61
Section 8.06.  Reference in Senior Notes to Supplemental Indentures ...................   61

                                   ARTICLE 9
                                   ---------
                                   Covenants
                                   ---------
Section 9.01.  Payment of Principal, Premium and Interest.............................    61
Section 9.02.  Corporate Existence....................................................    61
Section 9.03.  Payment of Taxes and Other Claims......................................    62
Section 9.04.  Maintenance of Properties; Insurance; Books and
               Records; Compliance with Law...........................................    62
Section 9.05.  [Intentionally Omitted]................................................    63
Section 9.06.  [Intentionally Omitted]................................................    63
Section 9.07.  [Intentionally Omitted]................................................    63
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                                              iii

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Section 9.08.  Liens..................................................................    63
Section 9.09. [Intentionally Omitted].................................................    63
Section 9.10. [Intentionally Omitted].................................................    63
Section 9.11. [Intentionally Omitted].................................................    63
Section 9.12. [Intentionally Omitted].................................................    63
Section 9.13. [Intentionally Omitted].................................................    64
Section 9.14. [Intentionally Omitted].................................................    64
Section 9.15. [Intentionally Omitted].................................................    64
Section 9.16. [Intentionally Omitted].................................................    64
Section 9.17.  Additional Amounts.....................................................    64
Section 9.18.  Statement as to Compliance; Notice of Default; Provision of............    65
               Financial Statements...................................................    66
Section 9.19.  Waiver of Stay; Extension of Usury Law.................................    66
Section 9.20.  Waiver of Certain Covenants

                                  ARTICLE 10
                                  ----------
                          Redemption Of Senior Notes
                          --------------------------

Section 10.01.  Right of Redemption...................................................    67
Section 10.02.  Applicability of Article..............................................    67
Section 10.03.  Election to Redeem; Notice to Trustee.................................    67
Section 10.04.  Selection by Trustee of Senior Notes to Be Redeemed...................    67
Section 10.05.  Notice of Redemption..................................................    68
Section 10.06.  Deposit of Redemption Price...........................................    69
Section 10.07.  Senior Notes Payable on Redemption Date...............................    69
Section 10.08.  Senior Notes Redeemed in Part.........................................    70
Section 10.09.  Optional Redemption...................................................    70
Section 10.10.  Tax Redemption........................................................    70

                                  ARTICLE 11
                                  ----------
                      Defeasance And Covenant Defeasance
                      ----------------------------------

Section 11.01.  Option to Effect Defeasance or Covenant Defeasance....................    71
Section 11.02.  Defeasance and Discharge..............................................    71
Section 11.03.  Covenant Defeasance...................................................    72
Section 11.04.  Conditions to Defeasance or Covenant Defeasance.......................    72
Section 11.05.  Deposited Money and U.S. Government Obligations to be.................    74
                Held in Trust; Other Miscellaneous Provisions.........................    75
Section 11.06.  Reinstatement
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                                             iv

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                                         ARTICLE 12
                                         ----------
                                  Guarantee of Senior Notes
                                  ------------------------
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Section 12.01.  Guarantee.............................................................    76
Section 12.02.  Execution of Guarantee................................................    77
Section 12.03.  Other Obligations of Bermuda Holdings.................................    77


                                    EXHIBITS

Exhibit A      Form of Global Note
Exhibit B      Form of Regulation S Global Note
Exhibit C      Form of Definitive Senior Note
Exhibit D      Form of Notation of Guarantee
Exhibit E      Form of Regulation S Transfer Certificate

     INDENTURE, dated as of May 18, 1998, between Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (hereinafter called the "ISSUER"), Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda (hereinafter called "BERMUDA HOLDINGS"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (hereinafter called the "TRUSTEE").

                                   RECITALS

     WHEREAS, the Issuer has duly authorized the issue of its 7% Senior Notes due 2008 (hereinafter called the "SENIOR NOTES") in an aggregate principal amount not to exceed $100,000,000 and, to provide the terms and conditions upon which the Senior Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

     WHEREAS, Bermuda Holdings has duly authorized the provision of its full and unconditional guarantee of the Senior Notes (hereinafter called the "GUARANTEE") and, to provide the terms and conditions upon which the Guarantee is to be provided, Bermuda Holdings has duly authorized the execution and delivery of this Indenture;

     WHEREAS, upon the effectiveness of the Exchange Registration Statement (as defined herein) filed with respect to the Senior Notes, this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and govern indentures qualified under the Trust Indenture Act;

     WHEREAS, all acts and things necessary have been done to make the Senior Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid, binding and legal obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer in accordance with its terms;

     WHEREAS, all acts and things necessary have been done to make the Guarantee, when the notation of the Guarantee has been endorsed on the Senior Notes by Bermuda Holdings and delivered hereunder, the valid, binding and legal obligation of Bermuda Holdings, and to make this Indenture a valid agreement of Bermuda Holdings in accordance with its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

                                   ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "DOLLARS" shall refer to the lawful currency of the United States of America;

     (f) the words "INCLUDE," "INCLUDED" and "INCLUDING" as used herein shall be deemed in each case to be followed by the phrase "WITHOUT LIMITATION", if not expressly followed by such phrase or the phrase "BUT NOT LIMITED TO";

     (g) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

     Certain terms used principally in Articles 2, 9, and 11 are defined in those Articles.

     "ADDITIONAL SUMS" means such additional amounts as may be necessary in order that the amount of distributions then due and payable by the Issuer on the outstanding Senior Notes shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Issuer has become subject as a result of an event described in Section 10.10.

     "ADJUSTED TREASURY RATE" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the Redemption Date, plus in each case .20%.

     "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (except in cases where substantially all of the control that would ordinarily be exercisable by virtue of ownership of stock, other than the election of directors, has been eliminated by applicable regulatory authorities). For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "BERMUDA HOLDINGS" means the Person named as "BERMUDA HOLDINGS" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "BERMUDA HOLDINGS" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to Bermuda Holdings, the term "BERMUDA HOLDINGS" shall include any other obligor with respect to the Guarantee for the purposes of complying with such provisions.

     "BOARD OF DIRECTORS" means the board of directors of the Issuer or Bermuda Holdings, as the case may be, or any duly authorized committee of such board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or Bermuda Holdings, as the case may be, to have been duly adopted by the Board of Directors of the Issuer or Bermuda Holdings, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "BOOK-ENTRY INTERESTS" means any beneficial interest in a Global Note.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, or London, England, are authorized or obligated by law, regulation or executive order to close.

     "CAPITAL LEASE OBLIGATION" means, as to any Person, any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase the foregoing whether now outstanding or issued after the date hereof.

     "CEDEL" means Cedel Bank, societe anonyme.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity Date of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

     "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

     "CORPORATION" includes corporations, associations, partnerships, companies and business trusts.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

     "CUSTODIAN" means Chase Manhattan Bank Luxembourg S.A., as Custodian under the Deposit and Custody Agreement.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEFINITIVE SENIOR NOTE" means any Senior Note substantially in the form of Exhibit C to this Indenture issued in accordance with this Indenture.

     "DEPOSIT AND CUSTODY AGREEMENT" means the Deposit and Custody Agreement, dated as of May 18, 1998, among the Issuer, Bermuda Holdings, Chase Manhattan Bank Luxembourg S.A., as Custodian, The Chase Manhattan Bank, as Trustee, and The Chase Manhattan Bank, as Depositary.

     "DEPOSITARY" means The Chase Manhattan Bank, as Depositary under the Deposit and Custody Agreement.

     "DTC" means The Depository Trust Company.

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "EVENT OF DEFAULT" has the meaning specified in Article4.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" means an issue of senior notes of the Issuer with terms identical to the Senior Notes (except that the Exchange Notes will not bear the Private Placement Legend or any other legends restricting the transfer thereof, will contain the alternative paragraph 1(b) appearing on the reverse of the Senior Notes in the form appearing as Exhibit A hereto and except that interest thereon shall accrue from the last date on which interest was paid on the Senior Notes or, if no such interest has been paid, from the date of issuance of the Senior Notes) to be exchanged for the Senior Notes pursuant to the Exchange Offer.

     "EXCHANGE OFFER" means the registered offer by the Issuer to exchange the Senior Notes for the Exchange Notes pursuant to the Registration Rights Agreement.

     "EXCHANGE REGISTRATION" means a registration of the Senior Notes by the Issuer under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

     "EXCHANGE REGISTRATION STATEMENT" means the registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

     "FEDERAL BANKRUPTCY CODE" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied, as in effect from time to time.

     "GLOBAL NOTES" means, collectively, the Restricted Global Note and the Regulation S Global Note substantially in the forms of Exhibit A and Exhibit B to this Indenture.

     "GLOBAL RECEIPTS" means, collectively, the Restricted Global Receipt and the Regulation S Global Receipt.

     "GUARANTEE" means the full and unconditional guarantee by Bermuda Holdings of the Senior Notes, the notation of which is endorsed on the Senior Notes, substantially in the form of Exhibit D to this Indenture.

     "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to, or in any other manner invest in, such other Person (including any agreement to pay for property or services to be acquired by such other Person irrespective of whether such property is received or such services are rendered), (4) to maintain working capital or equity capital of such other Person, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (5) otherwise to assure a creditor of such other Person against loss; provided that the term "GUARANTEE" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such other Person in respect of leasehold interests assigned by such other Person to any other Person.

     "HOLDER" means (a) in the case of any Definitive Senior Note, the Person in whose name such Definitive Senior Note is registered in the Senior Note Register and (b) in the case of a Global Note, the Custodian, or its nominee, or any successor custodian to whom the Global Note is transferred.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (1) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (3) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (4) all Capital Lease Obligations of such Person, (5) all obligations referred to in (but not excluded from) clause (1), (2), (3) or (4) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation, (6) all Guaranteed Debt of such Person, (7) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(8) all obligations under Currency Agreements or Interest Swap Obligations of such Person, (9) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing insurance obligations entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed not later than the 30th Business Day following a demand for reimbursement following payment on the letter of credit), and (10) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses(1) through (9) above. Indebtedness shall not include obligations under insurance, reinsurance or retrocession contracts entered into in the ordinary course of business. For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "INDENTURE" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "INSURANCE BUSINESS" means any business consisting principally of the ownership or issuance of or entry into insurance policies or reinsurance or retrocession contracts that have not expired or the ownership or operation of any other similar assets of an insurer or reinsurer, or any interest therein, which is related to the general business of Bermuda Holdings and its Subsidiaries, and would be reflected on the balance sheet of Bermuda Holdings prepared in accordance with GAAP. Without limiting the foregoing, the term "INSURANCE BUSINESS" shall include a direct or indirect ownership interest in a Person which issues insurance policies, reinsurance or retrocession contracts or similar products or performs investment, management, administrative or similar services related or adaptable to the business of Bermuda Holdings or one or more of its Subsidiaries, so long as such ownership interest would be reflected on the balance sheet of Bermuda Holdings prepared in accordance with GAAP.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Senior Notes.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

     "ISSUE DATE" means the date on which Senior Notes are originally issued under this Indenture.

     "ISSUER" means the Person named as the "ISSUER" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "ISSUER" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Issuer, the term "ISSUER" shall include any other obligor with respect to the Senior Notes for the purposes of complying with such provisions.

     "LIEN" means any mortgage, charge, pledge, lien, security interest or other encumbrance of any kind.

     "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption of any Senior Notes, the excess, if any, of (i) the sum, as determined by a Quotation Agent of the present values of the principal amount of such Senior Notes, together with scheduled payments of interest from the redemption date to the Stated Maturity of the Senior Notes, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, over (ii) 100% of the principal amount of the Senior Notes to be redeemed.

     "MATURITY" when used with respect to any Senior Note means the date on which the principal of (and premium, if any) and interest on such Senior Note becomes due and payable as therein provided, whether at Stated Maturity or redemption date and whether by declaration of acceleration call for redemption or otherwise.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NON-RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which neither Bermuda Holdings nor any of its Subsidiaries (other than the Person incurring such Non-Recourse Indebtedness) (i) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable, or (iii) constitutes the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Person incurring such Non-Recourse Indebtedness) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Bermuda Holdings or any of its Subsidiaries (other than the Person incurring such Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "OFFICERS' CERTIFICATE" means a certificate signed by (1) the Chairman, a Vice Chairman, the President, a Vice President, the Treasurer or a director (or equivalent officers) of Bermuda Holdings or the Issuer, as the case may be, and
(2) the Secretary or an Assistant Secretary of Bermuda Holdings or the Issuer, as the case may be, and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause
(1) above in lieu of being signed by one of such officers or directors listed in such clause (1) and one of the officers listed in clause (2) above.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for Bermuda Holdings or the Issuer, as the case may be. Each such opinion shall include the statements provided for in Section 314(e) of the Trust Indenture Act to the extent applicable.

     "ORDER" means a written order signed in the name of the Issuer or Bermuda Holdings, as the case may be (1) by its Chairman, a Vice Chairman, its President, a Vice President, its Treasurer or a director (or equivalent officers), and (2) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (1) above in lieu of being signed by one of such officers or directors listed in such clause (1) and one of the officers listed in clause (2) above.

     "OUTSTANDING" when used with respect to the Senior Notes means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Senior Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or Bermuda Holdings) in trust or set aside and segregated in trust by the Issuer or Bermuda Holdings (if the Issuer or Bermuda Holdings shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Senior Notes, except to the extent provided in Section 11.02 and
     Section 11.03 with respect to which Bermuda Holdings has effected defeasance or covenant defeasance as provided in Article 11; and

          (iv) Senior Notes in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of the Issuer and Bermuda Holdings;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Senior Notes owned by the Issuer, Bermuda Holdings, any other obligor upon the Senior Notes or any Affiliate of the Issuer, Bermuda Holdings or such other obligor shall be disregarded and deemed not to be Outstanding solely for purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, notice, direction, consent or waiver, only Senior Notes which the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Issuer or Bermuda Holdings or any other obligor upon the Senior Notes or any Affiliate of Bermuda Holdings or such other obligor.

     "PERMITTED LIENS" means (1) Liens securing Indebtedness pursuant to any credit agreement or credit facility that is permitted by the terms of the Indenture to be outstanding; (2) Liens in favor of Bermuda Holdings or any Restricted Subsidiary; (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to any assets of Bermuda Holdings or any of its Restricted Subsidiaries other than the assets of the Person so merged into or consolidated with Bermuda Holdings or such Restricted Subsidiary; (4) Liens on property existing at the time of acquisition thereof by Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Bermuda Holdings or any of its Restricted Subsidiaries other than the property so acquired; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (6) Liens existing on the date of the Indenture;
(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (8) Liens with respect to obligations under Currency Agreements or Interest Swap Obligations and other similar agreements or arrangements designed to protect Bermuda Holdings or any of its Restricted Subsidiaries against fluctuations in the value of Investments of Bermuda Holdings and its Restricted Subsidiaries, in each case to the extent permitted hereunder; (9) Liens incurred in the ordinary course of business of Bermuda Holdings or any Subsidiary of Bermuda Holdings with respect to obligations permitted under the Indenture that do not exceed $10,000,000 in principal amount in the aggregate at any one time outstanding; and (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Indebtedness (to the extent permitted under the Indenture) of Unrestricted Subsidiaries.

     "PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, fund, unincorporated organization or government or any agency or political subdivision thereof.

     "PRINCIPAL INSURANCE SUBSIDIARY" means: (i) the Subsidiaries of Bermuda Holdings in existence on the Issue Date; (ii) any other insurance company Subsidiary of Bermuda Holdings that becomes a "SIGNIFICANT SUBSIDIARY" as defined in Regulation S-X, as promulgated by the Commission; and (iii) any other Subsidiary of Bermuda Holdings that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business of one or more of such persons as specified in (i) and (ii) above.

     "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" as defined in Rule 144A.

     "QUOTATION AGENT" means the Reference Treasury Dealer appointed by the Issuer.

     "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be required to be, redeemed on or prior to the final Stated Maturity of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

     "REDEMPTION DATE", when used with respect to any Senior Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "REDEMPTION PRICE", when used with respect to any Senior Notes to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "REFERENCE TREASURY DEALER" means, at any time, (i) Donaldson, Lufkin & Jenrette Securities Corporation and its respective successors ("DLJ") and two additional Primary Treasury Dealers (as defined below) selected by DLJ; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), DLJ will substitute therefor another Primary Treasury Dealer unless DLJ has ceased to be a Primary Treasury Dealer in which case the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company, it being understood that the Trustee shall under no circumstances have any duty or responsibility to select any such other Primary Treasury Dealer, and should it select such Primary Treasury Dealer, shall have no liability for any such selection, except for its gross negligence or bad faith, in selecting such Primary Treasury Dealer.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any prepayment date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) furnished in writing to the Indenture Trustee by such Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 18, 1998, between the Issuer, Bermuda Holdings and Donaldson, Lufkin & Jenrette Securities Corporation and certain permitted assigns specified therein.

     "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "REGULATION S DEFINITIVE SENIOR NOTE" means a Definitive Senior Note issued in exchange for an interest in the Regulation S Global Note.

     "REGULATION S GLOBAL NOTE" means the Regulation S Global Note substantially in the form of Exhibit B to this Indenture.

     "REQUEST" means a written request signed in the name of the Issuer or Bermuda Holdings, as the case may be, (1) by its Chairman, a Vice Chairman, its President, a Vice President, its Treasurer or a director (or equivalent officers) and (2) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (1) above in lieu of being signed by one of such officers or directors listed in such clause (1) and one of the officers listed in clause (2) above.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED DEFINITIVE SENIOR NOTE" means a Definitive Senior Note issued in exchange for an interest in the Restricted Global Note.

     "RESTRICTED GLOBAL NOTE" means the Restricted Global Note substantially in the form of Exhibit A to this Indenture.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Corporation and its successors.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR NOTES" means (a) the Global Notes, substantially in the form of Exhibit A to this Indenture, (b) Definitive Senior Notes, substantially in the form of Exhibit B to this Indenture, issued in accordance with this Indenture or
(c) of any Exchange Notes to be issued and exchanged for (a) or (b) above pursuant to the Registration Rights Agreement and this Indenture. For purposes of this Indenture, all Senior Notes and Exchange Notes shall vote as one series of Senior Notes under this Indenture.

     "SPECIAL RECORD DATE" means a date fixed by the Trustee for the payment of any Defaulted Interest.

     "STATED MATURITY" means, when used with respect to any Indebtedness or any installment of principal or of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or of interest is due and payable.

     "SUBSIDIARY" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Bermuda Holdings or by one or more other Subsidiaries, or by Bermuda Holdings and one or more other Subsidiaries.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 8.05.

     "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean such successor Trustee.

     "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is designated an Unrestricted Subsidiary prior to formation or creation; (b) has total assets at the time of formation or creation with a Fair Market Value not exceeding $1,000; (c) has no Indebtedness other than Non-Recourse Indebtedness; (d) is not party to any agreement, contract, arrangement or understanding with Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Bermuda Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Bermuda Holdings; (e) is a Person with respect to which neither Bermuda Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (f) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Bermuda Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Bermuda Holdings as of such date. The Board of Directors of Bermuda Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Bermuda Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

     Section 1.02.  Other Definitions

                                                                      Defined in
                              Term                                     Section
----------------------------------------------------------------      ---------
"ACT"...........................................................        1.5
"ADDITIONAL AMOUNTS"............................................       9.17
"AGENT MEMBERS".................................................       2.05
"COVENANT DEFEASANCE"...........................................       11.2
"DEFAULTED INTEREST"............................................       2.11
"DEFEASANCE"....................................................       11.2
"INCORPORATED PROVISION"........................................        1.8
"NOTICE OF DEFAULT".............................................        4.1
"REGULATION S GLOBAL RECEIPT"...................................        2.1
"RESTRICTED GLOBAL RECEIPT".....................................        2.1
"SENIOR NOTE REGISTER"..........................................        2.5
"SENIOR NOTE REGISTRAR".........................................        2.3
"SURVIVING ENTITY"..............................................        7.1

     Section 1.03. Compliance Certificates and Opinions. Upon any application or request by the Issuer or Bermuda Holdings to the Trustee to take any action under any provision of this Indenture, the Issuer or Bermuda Holdings shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion (other than the certificates required by Section 9.18(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer or Bermuda Holdings may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or Bermuda Holdings stating that the information with respect to such factual matters is in the possession of the Issuer or Bermuda Holdings, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.05. Acts of Holders (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and Bermuda Holdings. Such instrument or instruments (and the request, demand, authorization, direction, notice, consent, waiver or other action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Issuer and Bermuda Holdings, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Definitive Senior Notes shall be proved by the Senior Note Register.

     (d) If the Issuer or Bermuda Holdings shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or Bermuda Holdings, as the case may be, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or Bermuda Holdings, as the case may be, shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Senior Notes at the close of business on such record date shall be deemed to be Holders of Senior Notes for the purposes of determining whether Holders of the requisite proportion of Senior Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Senior Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Senior Notes shall bind every future Holder of the same Senior Notes or the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Senior Notes.

     Section 1.06. Notices, Etc., to Trustee, the Issuer Bermuda Holdings. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holders, any representative or the Issuer or Bermuda Holdings shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or by facsimile, to or with the Trustee at its Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration, facsimile number (212) 946-8177; or

     (b) the Issuer by the Trustee, any representative or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or by facsimile, to the Issuer at Terra Nova House, 41-43 Mincing Lane, London EC3R 7SP, Great Britain, Attention: Company Secretary, facsimile number (011-44-171) 283-1749, or at any other address or facsimile number furnished in writing to the Trustee by the Issuer; or

     (c) Bermuda Holdings by the Trustee, any representative or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or by facsimile, to Bermuda Holdings at Richmond House, 2nd Floor, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda, Attention:
Company Secretary, facsimile number (809) 292-7572, or at any other address or facsimile number furnished in writing to the Trustee by Bermuda Holdings.

     Section 1.07. Notice of Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of Definitive Senior Notes affected by such event at his address as it appears in the Senior Note Register or at the address provided by such Holder in writing to the Trustee not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice (or, in the case of the Holder of a Global Note, to the Custodian at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, Attention:
Corporate Trust Department). In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provisions of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08. Conflict of Any Provision of Indenture with Trust Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318 of the Trust Indenture Act, inclusive, or conflicts with any provision (an "INCORPORATED PROVISION") required by or deemed to be included in this Indenture by operation of such Trust Indenture

Act Sections, such imposed duties or incorporation provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be, if this Indenture shall then be qualified under the Trust Indenture Act.

     Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10. Successor and Assigns. All covenants and agreements in this Indenture by the Issuer, Bermuda Holdings and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     Section 1.11. Separability Clause. In case any provision in this In denture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12. Benefits of Indenture. Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13. Governing Law. This Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     Section 1.14. Legal Holidays. In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.11 or any Maturity with respect to any Senior Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Senior Notes) payment of the principal of, or any premium and interest on the Senior Notes (and any Additional Amounts payable in respect thereof, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.11 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.11 or Maturity, as the case may be, to the next succeeding Business Day.

     SECTION 1.15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer, Bermuda Holdings or any subsidiary of Bermuda Holdings shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Senior Notes, or any other obligations of the Issuer or Bermuda Holdings under the Senior Notes, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

     SECTION 1.16. Submission of Jurisdiction; Appointment of Agent for Service of Process. Each of the Issuer and Bermuda Holdings hereby appoints CT Corporation System acting through its office at 1633 Broadway, New York, New York as its authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture, the Senior Notes or any Guarantee, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York, by the Holder of any Senior Notes and agrees that service of process upon such authorized agent, together with written notice of said service to the Issuer and Bermuda Holdings by the person serving the same addressed as provided in Section 1.06, shall be deemed in every respect effective service of process upon the Issuer or Bermuda Holdings, as the case may be, in any such legal action or proceeding, and each of the Issuer and Bermuda Holdings hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding. Such appointment shall be irrevocable until this Indenture has been satisfied and discharged in accordance with Article 3 hereof. Notwithstanding the foregoing, the Issuer and Bermuda Holdings reserve the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and Bermuda Holdings will appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Issuer and Bermuda Holdings further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until this Indenture has been satisfied and discharged in accordance with Article 3 hereof. Service of process upon the Authorized Agent addressed to it at he address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer and Bermuda Holdings shall be deemed, in every respect, effective service of process on the Issuer and Bermuda Holdings, respectively.

                                   ARTICLE 2

                               THE SENIOR NOTES

     SECTION 2.01. Form and Dating. (a)(i) The Global Notes shall be substantially in the form of Exhibit A and Exhibit B, and the Trustee's certificate of authentication shall be substantially in the form set forth in such exhibits, which are hereby incorporated in and expressly made a part of this Indenture and (ii) the Definitive Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Indenture; provided that with respect to clauses (i) and (ii) above, Exchange Notes (A) shall contain the alternative Paragraph 1(b) appearing on the reverse thereof, and (B) shall not contain the Private Placement Legend. The notation of Guarantee endorsed on the Senior Notes shall be substantially in the form of Exhibit D, which is hereby incorporated in and expressly made a part of this Indenture. The Global Notes and the Definitive Senior Notes may have notations, legends or endorsements required by law, governmental rule or regulation, stock or other securities exchange rule, depositary rule or usage agreements to which the Issuer or Bermuda Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is approved by the Issuer or Bermuda Holdings). The Issuer or Bermuda Holdings shall furnish any such legend not contained in Exhibit A, Exhibit B or Exhibit C to the Trustee in writing. The Global Notes and each Definitive Senior Note shall be dated the date of its authentication. The terms of the Global Notes and of the Definitive Senior Notes set forth in Exhibit A, Exhibit B and Exhibit C, respectively, are part of the terms of this Indenture.

     The Senior Notes are being offered and sold by the Issuer pursuant to the Purchase Agreement. The Senior Notes will be initially issued as one or more global notes without coupons in bearer form. Transfer of the Global Notes shall be by physical delivery. The Global Notes authenticated under this Indenture shall be deposited with Chase Manhattan Bank Luxembourg S.A., as custodian thereof (the "CUSTODIAN"), for the benefit of The Chase Manhattan Bank, as depositary (the "DEPOSITARY") pursuant to the terms of the Deposit and Custody Agreement. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made in the records of the Trustee.

     With respect to the Senior Notes being issued or sold in reliance on Regulation S of the Securities Act, the Depositary will issue one or more global receipts representing a 100% interest in the underlying Regulation S Global Note (the "REGULATION S GLOBAL RECEIPTS"), which will be delivered and registered in the name of DTC or its nominee pursuant to the terms of the Deposit and Custody Agreement for the accounts of Cedel and Euroclear.

     With respect to the Senior Notes being issued or sold to "QUALIFIED INSTITUTIONAL BUYERS" (as defined in Rule 144A under the Securities Act ("RULE 144A"), the Depositary will issue one or more global receipts representing a 100% interest in the underlying Restricted Global Note (the "RESTRICTED GLOBAL RECEIPTS", and together with the Regulation S Global Receipts, the "GLOBAL RECEIPTS"), which will be delivered and registered in the name of DTC or its nominee pursuant to the terms of the Deposit and Custody Agreement.

     (b) Restrictive Legends. Unless and until a Senior Note is exchanged for an Exchange Note in connection with an effective Exchange Registration pursuant to the Registration Rights Agreement and except as provided in Section 2.08, the Restricted Global Note and each Restricted Definitive Senior Note shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

               THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
               ACT) OR (B) IT IS NOT A U.S. PERSON AND IS
               ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE
               TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT, (A) TO BERMUDA HOLDINGS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL

               BUYER IN COMPLIANCE WITH RULE 144A UNDER THE
               SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. [WITH RESPECT TO ANY RESTRICTED DEFINITIVE SENIOR NOTE: IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE TO THE TRUSTEE ON THE REVERSE HEREOF.] AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     SECTION 2.02. Execution and Authentication. Two directors, or a director and the Secretary, shall sign the Senior Notes for the Issuer by manual or facsimile signature. Two directors, or a director and the Secretary, shall sign the notation of Guarantee, to be endorsed on the Senior Notes by Bermuda Holdings, for Bermuda Holdings by manual or facsimile signature. The signatures required hereby may in each case be the manual signature of any person duly delegated by a director or the Secretary, as the case may be.

     If an officer (including a director, Secretary or Assistant Secretary) whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

     A Senior Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver the (a) Global Notes for original issue in an aggregate principal amount at maturity not in excess of $100,000,000, and (b) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Global Notes exchanged pursuant thereto, in each case upon a written order signed by a director or Secretary of the Issuer and a director or Assistant Secretary of Bermuda Holdings. Such order shall specify the principal amount of the Global Notes to be authenticated and the date on which the original issue of the Global Notes are to be authenticated and shall further provide instructions concerning delivery of the Global Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed that amount, except as provided in Section 2.07 hereof. Each Global Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Global Notes set forth as Exhibit A and Exhibit B hereto. Each Definitive Senior Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Definitive Senior Note set forth in Exhibit C hereto.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer and Bermuda Holdings to authenticate the Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Senior Note Registrar or Paying Agent.

     SECTION 2.03. Senior Note Registrar and Paying Agent. The Issuer will maintain in the City of New York, an office or agency where Senior Notes may be presented or surrendered for payment (the "PAYING AGENT"), where Senior Notes may be surrendered for registration of transfer or exchange (the "SENIOR NOTE REGISTRAR") and where notices and demands to or upon the Issuer in respect of the Senior Notes and this Indenture may be served. Until otherwise designated by the Issuer, such office or agency in The City of New York shall be the office maintained by the Trustee for such purpose. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust

Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer may from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Senior Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

     The Issuer shall enter into an appropriate agency agreement with any Senior Note Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. The Issuer may change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice to any holder of Senior Notes. If the Issuer fails to maintain a Senior Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 5.06.

     The Issuer initially appoints the Trustee as Senior Note Registrar and Paying Agent in connection with the Senior Notes.

     SECTION 2.04. Paying Agent to Hold Money in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, by 10:00 a.m. (New York City time) on or before each due date of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Issuer shall have one or more Paying Agents for the Senior Notes, it will, at least one Business Day before such due date of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal and any premium and interest to become due on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest on the Senior Notes and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

     The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Issuer or Bermuda Holdings (or any other obligor upon the Senior Notes) in the making of any payment of principal and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof);

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Issuer direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or

Bermuda Holdings in respect thereof) and remaining unclaimed for two years after such principal and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) has become due and payable shall be paid to the Issuer or Bermuda Holdings upon Request by the Issuer or Bermuda Holdings, as the case may be; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuer or Bermuda Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer or Bermuda Holdings.

     SECTION 2.05. Senior Note Holder Lists. The Trustee, or such other person designated by the Issuer, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Definitive Senior Notes, if any (the "SENIOR NOTE REGISTER"). If the Trustee is not the Senior Note Registrar, the Issuer or Bermuda Holdings shall furnish to the Trustee, in writing on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Definitive Senior Notes, if any.

     SECTION 2.06. Transfer and Exchange. The Global Notes shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Senior Notes, if (i) the Custodian notifies the Issuer, Bermuda Holdings and the Trustee that it is unwilling or unable to continue as Custodian and no successor Custodian has been appointed by the Issuer within 90 days of such notification,
(ii) the Depositary notifies the Issuer, Bermuda Holdings and the Trustee that it is unwilling or unable to continue as Depositary and no successor Depositary has been appointed by the Issuer or Bermuda Holdings within 90 days of such notification, (iii) DTC notifies the Issuer, Bermuda Holdings and the Depositary that it is unwilling or unable to continue as holder with respect to the Global Receipts or if at any time it ceases to be a clearing agency under the Exchange Act and, in either case, a successor to DTC registered as a clearing agency under the Exchange Act is not appointed by the Issuer or Bermuda Holdings within 90 days of such notification, (iv) the Issuer or Bermuda Holdings determines that Definitive Senior Notes shall be issued, or (v) the Holder requests the issuance of Definitive Senior Notes after the occurrence of an Event of

Default; provided, however, that no Regulation S Definitive Senior Note may be issued prior to June 28, 1998.

     Members of, or participants in, the DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Receipt held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Receipt, and the Depositary may be treated by the Issuer, Bermuda Holdings, the Trustee and any agent of the Issuer, Bermuda Holdings, or the Trustee as the absolute owner of such Global Receipt for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, Bermuda Holdings, the Trustee or any agent of the Issuer, Bermuda Holdings or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Note.

     Whenever all of a Global Note is exchanged for one or more Definitive Senior Notes, such Global Note shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of the Global Notes is exchanged for one or more Definitive Senior Notes (which shall be in denominations of $1,000 or integral multiples thereof), the Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to such Global Note such that the principal amount of such Global Notes will be equal to the portion of such Global Notes not exchanged and shall thereafter return such Global Notes to such Holder. Definitive Senior Notes issued in exchange for the Global Notes or any portion thereof shall be registered in such names as the Depositary shall instruct the Trustee based on the instructions of DTC, as requested by the Issuer. The Global Notes may not be exchanged other than as provided in this Section 2.06.

     Definitive Senior Notes shall be transferable only upon the surrender of a Definitive Senior Note for registration of transfer. When a Definitive Senior
Note is presented to the Senior Note Registrar or a co-registrar with a request to register a transfer, the Senior Note Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Senior Notes are presented to the Senior Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Senior Notes of other denominations, the Senior Note Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Senior Notes at the Senior Note Registrar's or co-registrar's request.

     The Holder of the Global Note may increase the principal amount of the Global Note held by it by surrendering any Definitive Senior Note registered in its name to the Senior Note Registrar for cancellation, provided that no Definitive Senior Note shall be so surrendered during the period beginning on the Record Date and ending on the corresponding Interest Payment Date. Upon surrender of such Definitive Senior Note, the Senior Note Registrar shall forward such Definitive Senior Note to the Trustee for cancellation and the Trustee shall cause an adjustment to be made to such Global Note to increase the principal amount at maturity of such Global Note by an amount equal to the principal amount at maturity of the Definitive Senior Note surrendered for cancellation.

     The Issuer shall not be required to make and the Senior Note Registrar need not register transfers or exchanges of Definitive Senior Notes selected for redemption (except, in the case of Definitive Senior Notes to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Senior Notes for a period of 15 days before a selection of Definitive Senior Notes to be redeemed.

     Prior to the due presentation for registration of transfer of any Definitive Senior Note, the Issuer, the Trustee, the Paying Agent, the Senior Note Registrar or any co-registrar shall deem and treat the person in whose name a Definitive Senior Note is registered as the absolute owner of such Definitive Senior Note for the purpose of receiving payment of principal of and interest on such Definitive Senior Note and for all other purposes whatsoever, whether or not such Definitive Senior Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Senior Note Registrar or any co-registrar shall be affected by notice to the contrary.

     The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

     All Senior Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such transfer or exchange.

     SECTION 2.07.   Replacement Securities. If a mutilated Definitive Senior
Note is surrendered to the Senior Note Registrar, if a mutilated Global Note is surrendered to the Issuer, or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Issuer shall issue, and the Trustee shall authenticate, a replacement Senior Note in such form as the Senior Note mutilated, lost, destroyed or wrongfully taken, if the Holder satisfies any reasonable requirements of the Trustee, the Senior Note Registrar or the Issuer. If required by the Trustee, the Senior Note Registrar or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer, the Senior Note Registrar and the Trustee to protect the Issuer, Bermuda Holdings, the Trustee, the Paying Agent, the Senior Note Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer, the Senior Note Registrar and the Trustee may charge the Holder for their expenses in replacing a Senior Note.

     Every replacement Senior Note is an additional obligation of the Issuer.

     SECTION 2.08. Outstanding Securities. If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be Outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Senior Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Senior Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Senior Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue, as the case may be.

     SECTION 2.09. Temporary Senior Notes. Until Definitive Senior Notes are ready for delivery, the Issuer and Bermuda Holdings may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of Definitive Senior Notes but may have variations that the Issuer and Bermuda Holdings consider appropriate for temporary Senior Notes. Without unreasonable delay, the Issuer and Bermuda Holdings shall prepare and the Trustee shall authenticate Definitive Senior Notes and deliver them in exchange for temporary Senior Notes.

     SECTION 2.10. Cancellation. The Issuer at any time may deliver Senior Notes to the Trustee for cancellation. The Senior Notes Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee (and no one else) shall cancel all Senior Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall dispose of cancelled Senior Notes as the Issuer directs. The Issuer may not issue new Senior Notes to replace Senior Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Senior Notes in place of cancelled Senior Notes other than pursuant to the terms of this Indenture.

     SECTION 2.11. Interest, Defaulted Interest. Interest on the Senior Notes shall accrue from May 18, 1998 at the rate set forth in Exhibit A, Exhibit B and Exhibit C. If the Issuer defaults in a payment of interest on the Senior Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest in the case of a Global Note, to the Trustee, which shall, in accordance with Section 3.01 of the Deposit and Custody Agreement, distribute such payments, on behalf of the Custodian and the Depositary to DTC or its nominee, and in the case of any Definitive Senior Note, to the Holder of such Definitive Senior Note on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and payment date and shall promptly mail to each holder of Senior Notes and the Trustee a notice that states the special record date, if any, the payment date and the amount of defaulted interest to be paid.

     The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.12. Special Transfer Provisions. Unless and until a Senior Note is exchanged for an Exchange Note in connection with an effective Exchange Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Definitive Senior Note or an interest in a Restricted Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Senior Note to be transferred consists of (x) a Restricted Definitive Senior Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and Bermuda Holdings as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Restricted Global Note, the transfer of such interest may be effected only through the book entry system maintained by the DTC.

          (ii) If the proposed transferee is an Agent Member, and the Senior Note to be transferred consists of Restricted Definitive Senior Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Restricted Definitive Senior Note to be transferred and the Trustee shall cancel the Restricted Definitive Senior Note so transferred.

     (b) Transfers of Interests in the Regulation S Global Note prior to June 28, 1998. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Regulation S Global Note prior to June 28, 1998:

          (i) The Registrar shall register the transfer of any interest in the Regulation S Global Note prior to June 28, 1998 (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Issuer a certificate substantially in the form of Exhibit E hereto or (y) if the proposed transferee is a QIB and the proposed transferor has advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Issuer and the Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance of Rule 144A and acknowledges that it has received such information regarding the Issuer and Bermuda Holdings as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. The Registrar shall not be responsible for transfers within a Global Note in connection with which the principal amount of such Global Note is not being increased or decreased.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause(i)(y) above and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note, in an amount equal to the principal amount of the Regulation S Global Note to be transferred, and the Trustee shall decrease the amount of the Regulation S Global Note in a like amount.

     (c) Transfers of Interests in the Regulation S Global Note or Regulation S Definitive Senior Notes to U.S. Persons after June 28, 1998. The following provision shall apply with respect to any transfer of interests in the Regulation S Global Note or Regulation S Definitive Senior Notes to U.S. Persons after June 28, 1998: The Registrar shall register the transfer of any such Senior Note without requiring any additional certification.

     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of Senior Notes to a Non-U.S. Person:

          (i) Prior to June 28, 1998, the Registrar shall register any pro posed transfer of a Senior Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor.

          (ii) On and after June 28, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person (x) if the Senior Note to be transferred is a Restricted Definitive Senior Note or an interest in the Restricted Global Note, upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor or (y) if the Senior Note to be transferred is a Regulation S Definitive Senior Note or an interest in the Regulation S Global Note, without requiring any additional certification. The Registrar shall not be responsible for any transfers within a Global Note in connection with which the principal amount of such Global Note is not being increased or decreased.

          (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global

     Note to be transferred and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Restricted Definitive Senior Note or the Restricted Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Senior Note, if any, so transferred or decrease the amount of the Restricted Global Note, as the case may be,

     (e) Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes not bearing the Private Placement Legend, the Registrar shall deliver Senior Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, other than in connection with the exchange of Exchange Notes for Senior Notes, the Registrar shall deliver only Senior Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph
(d)(ii) of this Section 2.12 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (f) General. By its acceptance of any Senior Note bearing the Private Placement Legend, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note, only as provided in this Indenture. The Registrar shall not register a transfer of any Senior Note unless such transfer complies with the restrictions on transfer of such Senior Note set forth in this Indenture. In connection with any transfer of Senior Notes, each Holder agrees by its acceptance of the Senior Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.12 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

     In connection with any transfer of Senior Notes, the Trustee, the Registrar and the Issuer or Bermuda Holdings shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificate, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Senior Notes, or otherwise) received from any Holder and any transferee of any Senior Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Senior Notes and any other facts and circumstances related to such transfer.

     SECTION 2.13. CUSIP and CINS Numbers. The Issuer in issuing the Senior Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Senior Notes.

                                   ARTICLE 3

                          SATISFACTION AND DISCHARGE

     SECTION 3.01. Satisfaction and Discharge of Indenture. This Indenture shall, upon request of the Issuer and Bermuda Holdings, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuer and Bermuda Holdings, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (a)  either:

          (i) all Senior Notes theretofore authenticated and delivered (other than (A) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or Bermuda Holdings and thereafter repaid to the Issuer or Bermuda Holdings or discharged from such trust, as provided in Section 2.04) have been delivered to the Trustee for cancellation; or

          (ii) all such Senior Notes not theretofore delivered to the Trustee for cancellation,

               (A)  have become due and payable, or

               (B) will become due and payable at their Stated Maturity within one year, or

               (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or Bermuda Holdings, in the case of Section 3.01(a)(ii)(A),
Section 3.01(a)(ii)(B) or Section 3.01(a)(ii)(C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Issuer and Bermuda Holdings have paid or caused to be paid all other sums payable hereunder by the Issuer and Bermuda Holdings;

     (c) such satisfaction and discharge shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or Bermuda Holdings is a party or by which the Issuer or Bermuda Holdings is bound; and

     (d) the Issuer and Bermuda Holdings have each delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (1) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or Bermuda Holdings, as the case may be, is a party or by which the Issuer or Bermuda Holdings, as the case may be, is bound.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 5.06 and, if money shall have been deposited with the Trustee pursuant to this Section 3.01, the obligations of the Trustee under Sections 2.04 and 3.02 shall survive.

     SECTION 3.02.   Application of Trust Money. Subject to the provisions of
Section 2.04, all money deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) for whose payment such money has been deposited with the Trustee.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 3.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and Bermuda Holdings' obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01; provided that if the Issuer or Bermuda Holdings has made any payment of principal of, and any premium and interest on, any Senior Notes (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) because of the reinstatement of its obligations, the Issuer or Bermuda Holdings shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment for the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 4

                             DEFAULTS AND REMEDIES

     SECTION 4.01. Events of Default. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

     (a) default in the payment of interest on any Senior Note when the same becomes due and payable and the continuance of such default for a period of 30 days; or

     (b) default in the payment of the principal of and any premium on any Senior Note at its Maturity, upon acceleration, optional redemption, required purchase or otherwise; or

     (c) default in the performance, or breach, of any covenant or agreement of the Issuer or Bermuda Holdings hereunder (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with in clauses (a), (b) and (h) in this Section 4.01), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or Bermuda Holdings, as the case may be, by the Trustee or to the Issuer or Bermuda Holdings, as the case may be, and the Trustee by the holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such default or breach and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

     (d)  (1)   an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of Bermuda Holdings or any Restricted Subsidiary for money borrowed (or the payment of which is guaranteed by Bermuda Holdings or any of its Restricted Subsidiaries), which issue has an aggregate outstanding principal amount of not less than $10,000,000, and such default shall have resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (2) a default in any payment when due at final Stated Maturity of any such Indebtedness outstanding in an aggregate principal amount of not less than $10,000,000 and, in each case, 10 Business Days shall have elapsed after such event during which period such event shall not have been cured or rescinded or such Indebtedness shall not have been satisfied; or

     (e) final judgments or orders are rendered against Bermuda Holdings, the Issuer or any Restricted Subsidiary by a court or regulatory agency of competent jurisdiction which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 (other than any judgment to the extent a reputable non-affiliated insurance company has accepted liability) and such judgment or order shall not be discharged and either (1) any creditor shall have commenced an enforcement proceeding upon such judgment or order, which enforcement proceeding shall have remained unstayed for a period of 10 days, or
(2) a period of 60 days during which a stay of enforcement shall not be in effect shall have elapsed following the date on which any period for appeal has expired; or

     (f) a decree or order is entered by a court having jurisdiction (1) for relief in respect of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (2) adjudging the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

     (g) the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary, or the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action; or

     (h)  default in the performance or breach of the provisions of Article 7.

     SECTION 4.02 Acceleration of Maturity; Rescission. If an Event of Default (other than an Event of Default specified in Section 4.01(f) or Section 4.01(g) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Senior Notes, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and any premium and accrued interest on, all the Senior Notes (and any Additional Amounts payable in respect thereof) to be due and payable immediately. Notwithstanding the foregoing, in the event of an Event of Default specified in Section 4.01(f)
                                                                        -------
or Section 4.01(g), the amounts described above shall by such fact itself become
           -------
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Issuer and the Trustee, may annul such declaration if
(a) the Issuer or Bermuda Holdings has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Senior Notes, (3) the principal of and premium, if any, on any Senior Notes which have become due and otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes; and (b) all Events of Default, other than the non-payment of principal of the Senior Notes which have become due solely by such declaration of acceleration, have been waived as provided in Section 4.13 or
                                                                     ----
cured. No such recision shall affect any subsequent default or impair any right consequent thereon.

     SECTION 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee. Each of the Issuer and Bermuda Holdings covenants that if:

     (a) default is made in the payment of any interest on any Senior Note when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of and any premium on any Senior Note at the Maturity thereof,

the Issuer or Bermuda Holdings will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) and, to the extent that payment of such interest shall be legally enforceable, interest on overdue installments of interest at the rate borne by the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Issuer or Bermuda Holdings fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, Bermuda Holdings or any other obligor upon the Senior Notes or the Guarantee and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, Bermuda Holdings or any other obligor upon the Senior Notes or the Guarantee, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

     SECTION 4.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, Bermuda Holdings or any other obligor upon the Senior Notes or the Guarantee or the property of the Issuer, Bermuda Holdings or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or Bermuda Holdings for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal and any premium and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06.
                      ----

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 4.05. Trustee May Enforce Claims Without Possession of Senior Notes. All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

     SECTION 4.06. Application of Money Collected. Any money, securities or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    FIRST: To the payment of all amounts due the Trustee under
               Section 5.06;
                       ----

                    SECOND: To the payment of the amounts then due and unpaid
               upon the Senior Notes for principal or any premium and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal or any premium and interest (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof); and

               THIRD:  The balance, if any, to the Issuer or Bermuda Holdings.

     SECTION 4.07. Limitation of Suits. No Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Senior Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in the Trustee's own name;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     SECTION 4.08. Unconditional Right of Holders to Receive Principal Premium and Interest. Notwithstanding any other provision in this Indenture or any provision of the Senior Notes, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.11) interest on such Senior Note (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof) on the respective due dates expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

     SECTION 4.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, Bermuda Holdings, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 4.10.  Rights and Remedies Cumulative. Except as provided in
Section 2.07, no right or remedy herein conferred upon or reserved to the
        ----
Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 4.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 4 or by law to the Trustee or to
                                             -
the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 4.12. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

     (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 4.13. Waiver of Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all the Senior Notes waive any existing or past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

     (a) in the payment of the principal of and any premium or interest on any Senior Note,

     (b)  in respect of a covenant or provision hereof which under Article 8
                                                                           -
cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected, or

     (c)  in respect of a covenant or provision hereof which under Article 8
                                                                           -
cannot be modified or amended without the consent of the Holders of a greater percentage in principal amount of, or all of, the Outstanding Senior Notes.

The Holders of not less than the percentage in principal amount of Outstanding Senior Notes specified in Article 8 may on behalf of the Holders of all the
                                  -
Senior Notes waive any past Default or Event of Default hereunder and its consequences arising under a covenant or provision specified in Section 4.13(b).
                                                                        -------

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 4.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant, in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to
                                                        ----
any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Senior Note on or after the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE 5

                                  THE TRUSTEE

     SECTION 5.01. Notice of Events of Default. Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to (a) all Holders of Definitive Senior Notes, as their names and addresses appear in the Senior Note Register or at the addresses provided by Holders in writing to the Trustee, and (b) the Holder of the Global Note(s), at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, Attention: Corporate Trust Department, notice of such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium and interest on any Senior Note (and any Additional Amounts payable by the Issuer or Bermuda Holdings in respect thereof), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 5.02. Certain Rights of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the period when an Event of Default is continuing:

          (i) the Trustee is required to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i)  this Section 5.02(c) does not limit the effect of Section
                            -------
     5.02(b);
     -------

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.12; and
                                        ----

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 5.02.
                                   ----

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, including such reasonable advances as may be requested by the Trustee.

     (f)  Subject to the foregoing Sections 5.02(a), 5.02(b), 5.02(c), 5.02(d)
                                            -------  -------  -------  -------
and 5.02(e):
    -------

          (i) The Trustee may rely and shall be protected in acting or in refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. Any request or direction of the Issuer or Bermuda Holdings mentioned herein shall be sufficiently evidenced by a Request or Order of the Issuer or Bermuda Holdings and any resolution by the Board of Directors of the Issuer or Bermuda Holdings may be sufficiently evidenced by a Board Resolution.

          (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. In addition, in determining the compliance of the Issuer or Bermuda Holdings with the financial covenants set forth herein, the Trustee may rely on the certificate delivered to the Trustee pursuant to Section 9.18(a).
                                                              -------

          (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

          (v) The Trustee may consult with counsel, accountants or other experts and any advice of such counsel, accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice.

          (vi) The Trustee shall not be deemed to have notice of any Default hereunder, except for Events of Default described in Paragraphs (a), (b) or
     (c) of Section 4.01 (only to the extent that the Trustee acts as the Paying
                    ----
     Agent), unless the Trustee shall be specifically notified by a writing delivered to it of such Default by the Issuer, Bermuda Holdings, the Paying Agent (to the extent the Trustee is not acting as the Paying Agent) or by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes, and in the absence of such notice so delivered, the Trustee may conclusively assume that there is no Default except as aforesaid.

     SECTION 5.03. Not Responsible for Recitals or Issuance of Senior Notes. The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and Bermuda Holdings, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Senior Notes. The Trustee shall not be accountable for the use or application by the Issuer or Bermuda Holdings of Senior Notes or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Notes and perform its obligations hereunder. The Trustee agrees that at the time of the filing of a Statement of Eligibility and Qualification on Form T-1 ("FORM T-1"), the Trustee shall deliver an officer's certificate stating that the information supplied to the Issuer and Bermuda Holdings in connection with the filing of the Exchange Registration Statement is true and accurate, subject to the qualifications to be set forth therein.

     SECTION 5.04. Trustee and Agents May Hold Senior Notes; collections; etc. The Trustee and any Paying Agent, Senior Note Registrar or other agent of the Issuer or Bermuda Holdings, in its individual or any other capacity, may become the owner or pledgee of Senior Notes with the same rights it would have if it were not the Trustee, Paying Agent, Senior Note Registrar or such other agent and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer or Bermuda Holdings and receive, collect, hold and retain collections from the Issuer or Bermuda Holdings with the same rights it would have if it were not Trustee, Paying Agent, Senior Note Registrar or such other agent.

     SECTION 5.05. Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer or Bermuda Holdings.

     SECTION 5.06. Compensation and Reimbursement. The Issuer and Bermuda Holdings covenant and agree:

     (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee and each of its officers, directors, employees, agents and counsel for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligation of the Issuer and Bermuda Holdings under this Section 5.06
                                                                          ----
to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

     As security for the performance of the obligation of the Issuer and Bermuda Holdings under this Section 5.06, the Trustee shall have a claim prior to the
                            ----
Senior Notes upon all money, securities or other property held or collected by the Trustee as such and the Senior Notes are hereby subordinated to such claim.

     If the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01(f) or Section 4.01(g) occurs, the expenses and
                             -------            -------
the compensation for the services are intended to constitute expenses of administration under the Federal Bankruptcy Code and any other applicable federal or state bankruptcy law.

     SECTION 5.07. Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 5.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under
Section 310(a)(1) of the Trust Indenture Act and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office located in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, the Issuer shall, pursuant to Section 2.03,
                                                                       ----
maintain an office or agency in The City of New York where the Senior Notes may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article 5.
        -

     SECTION 5.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 5 shall become effective until the acceptance of
                         -
appointment by the successor Trustee under Section 5.10, at which time the
                                                   ----
retiring Trustee shall be fully discharged from its obligations hereunder.

     (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Senior Notes, delivered to the Trustee and the Issuer.

     (d)  If at any time:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 5.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 4.14, the Holder of any Senior Note who has been a
                           ----
bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 5.10, become
                                                                   ----
the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Senior Notes and so accepted appointment, the Holder of any Senior Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, (i) to the Holders of Definitive Senior Notes as their names and addresses appear in the Senior Note Register, or (ii) to the Holder of the Global Note at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, Attention: Corporate Trust Department. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 5.10. Acceptance of Appointment of Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 5.06(c); but, on request of
                                                  -------
the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 5.
             -

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 5.10, the Issuer shall give notice thereof to the Holders of the Senior
        ----
Notes, by mailing such notice to the Holders of Definitive Senior Notes as their names and addresses appear on the Senior Note Register, or (b) the Holder of the Global Note at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, Attention: Corporate Trust Department. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.09. If the Issuer fails to give such notice within 10
                      ----
days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

     SECTION 5.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.

     SECTION 5.12. Preferential Collection of Claims Against the Issuer or Bermuda Holdings. If and when the Trustee shall be or become a creditor of the Issuer or Bermuda Holdings (or any other obligor under the Senior Notes or the Guarantee), the Trustee shall be subject to the provisions of Section 311(b) of the Trust Indenture Act regarding the collection of claims against the Issuer or Bermuda Holdings (or any such other obligor).

                                   ARTICLE 6

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

     SECTION 6.01. Disclosure of Names and Addresses of Holders. Every Holder of Senior Notes, by receiving and holding the same, agrees with the Issuer, Bermuda Holdings and the Trustee that neither the Issuer, Bermuda Holdings nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312 of the Trust Indenture Act.

     SECTION 6.02. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Senior Notes, the Trustee shall transmit by mail to all Holders of Definitive Senior Notes, as their names and addresses appear in the Senior Note Register, or (b) the Holder of the Global Note, at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, Attention: Corporate Trust Department, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).


                                   ARTICLE 7

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.01. Bermuda Holdings May Consolidated, Etc., Only on Certain Terms. After the Issue Date, Bermuda Holdings shall not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets in one or more related transactions to any Person or group of affiliated Persons unless, at the time and after giving effect thereto:

     (a) (i) Bermuda Holdings shall be the continuing corporation, or (ii) the Person (if other than Bermuda Holdings) formed by such consolidation, or into which Bermuda Holdings is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of Bermuda Holdings, substantially as an entirety (the "SURVIVING ENTITY"), is a corporation duly organized and validly existing under the laws of the United States of America, the United Kingdom, Bermuda, the Republic of Ireland, Barbados, the Channel Islands, the Cayman Islands or any other jurisdiction that is not materially adverse to the holders of the Senior Notes and shall, in the case of clause (2), expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Bermuda Holdings under the Guarantee and this Indenture;

     (b) immediately before and after such transaction, giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (c) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth (after giving pro forma effect to such transaction but not including the effect of any purchase accounting adjustments or the accrual of deferred tax liabilities resulting from the transaction) of Bermuda Holdings (or the Surviving Entity if Bermuda Holdings is not the continuing obligor with respect to the Guarantee under this Indenture) is at least equal to the

Consolidated Net Worth of Bermuda Holdings immediately before such transaction;

     (d) if any of the property or assets of Bermuda Holdings would there upon become subject to any Lien, the outstanding Senior Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless Bermuda Holdings could create such Lien hereunder without equally and ratably securing the Senior Notes; and

     (e) Bermuda Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture, if one is required by this
Section 7.01, comply with this Section 7.01 and that all conditions precedent
        ----                           ----
herein provided for relating to such transaction have been complied with.

     SECTION 7.02. Successor Substituted. Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of Bermuda Holdings in accordance with
Section 7.01, the successor Person formed by such consolidation or into which
        ----
Bermuda Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Bermuda Holdings under this Indenture with the same effect as if such successor Person had been named as Bermuda Holdings herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Senior Notes, the predecessor will be released from those obligations, provided that in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of principal and interest on the Senior Notes.


                                   ARTICLE 8

                            SUPPLEMENTAL INDENTURES

     SECTION 8.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Issuer and Bermuda Holdings, each when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

     (a) to cure any ambiguity or to correct any provision herein which may be defective or in consistent with any other provision herein;

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

     (b) to provide for the assumption of Bermuda Holding's obligations to Holders of the Senior Notes in the case of a merger or consolidation;

     (c)  to secure the Senior Notes pursuant to the requirements of Section
7.01;
----

     (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 8.05 or otherwise;
                           ----

     (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

     (f) to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or the Senior Notes.

     SECTION 8.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), by Act of such Holders delivered to the Issuer and the Trustee, the Issuer and Bermuda Holdings, each when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall without the consent of the Holder of each Outstanding Senior Note affected thereby:

          (i) change the Stated Maturity or the principal of, or any installment of interest on, or change the obligation of the Issuer or Bermuda Holdings to pay any Additional Amount with respect to, any Senior Note or reduce the principal amount thereof or the rate of interest thereon or any provision relating to redemption price of Senior Notes or the periods during which redemption may be effected, or change the coin or currency in which the principal of any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

          (ii) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (iii) modify any of the provisions of this Section 8.02, Section 4.13
                                                             ----          ----
     or Section 9.20, except to increase any such percentage or to provide that
                ----
     certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Senior Note affected thereby.

     It shall not be necessary for any Act of Holders under this Section 8.02 to
                                                                         ----
approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this
                -
Indenture, the Trustee shall be entitled to receive, and (subject to Section 315(a) through 315(d) of the Trust Indenture Act and Section 5.02 hereof) shall
                                                             ----
be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in
                                          -
accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 8.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements
                                            -
of the Trust Indenture Act as then in effect.

     SECTION 8.06. Reference in Senior Notes to Supplemental Indentures. Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Issuer
                                   -
and Bermuda Holdings, bear a notation in form approved by the Issuer and Bermuda Holdings as to any matter provided for in such supplemental indenture. If the Issuer and Bermuda Holdings shall so determine, new Senior Notes so modified as to conform, in the opinion of the Issuer and Bermuda Holdings, to any such supplemental indenture may be prepared and executed by the Issuer and shall be authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

                                   ARTICLE 9

                                   COVENANTS

     SECTION 9.01. Payment of Principal, Premium and Interest. The Issuer will duly and punctually pay the principal of and any premium and interest on the Senior Notes (and any Additional Amounts payable in respect thereof) in accordance with the terms of the Senior Notes and this Indenture. Principal and interest (and any Additional Amounts payable in respect thereof) shall be considered paid on the date due if the Paying Agent (other than the Issuer) holds on that date money sufficient to pay all principal and interest (and any Additional Amounts payable in respect thereof) then due.

     The Issuer shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest, at the rate per annum set forth in the Senior Notes.

     SECTION 9.02.  Corporate Existence. Subject to Article 7, each of the
                                                            -
Issuer and Bermuda Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary of the Issuer and Bermuda Holdings and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Issuer and Bermuda Holdings and its Subsidiaries, except where a failure to do so, singly or in the aggregate, would not have a material adverse effect upon the business, prospects, assets, conditions (financial or otherwise) or results of operations of Bermuda Holdings and its Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; provided that neither the Issuer nor Bermuda Holdings shall be required to preserve any such existence (except of Bermuda Holdings), right, license, or franchise if the Board of Directors of the Issuer, Bermuda Holdings, or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, Bermuda Holdings or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 9.03. Payment of Taxes and Other Claims. Bermuda Holdings will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of Bermuda Holdings or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of Bermuda Holdings or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of Bermuda Holdings (in the good faith judgment of management of Bermuda Holdings); provided, however, that Bermuda Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of Bermuda Holdings) are being maintained in accordance with GAAP.

     SECTION 9.04. Maintenance of Properties; Insurance; Books and Records; Compliance with Law. (a) Bermuda Holdings shall cause all properties owned by or leased to it or any Subsidiary of Bermuda Holdings and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided that nothing in this Section 9.04 shall prevent Bermuda
                                                ----
Holdings or any Subsidiary of Bermuda Holdings from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of Bermuda Holdings or the Subsidiary concerned, or of any officer (or other agent employed by Bermuda Holdings or any Subsidiary of Bermuda Holdings) of Bermuda Holdings or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of Bermuda Holdings or any Subsidiary of Bermuda Holdings and if such discontinuance or disposal is not adverse in any material respect to the Holders of the Senior Notes.

     (b) Bermuda Holdings shall provide or cause to be provided, for itself and any Subsidiaries of Bermuda Holdings, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which Bermuda Holdings or such Subsidiaries operate.

     (c) Bermuda Holdings shall and shall cause each of its Subsidiaries to keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Bermuda Holdings and each Subsidiary of Bermuda Holdings, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to Bermuda Holdings and its Subsidiaries taken as a whole.

     (d) Bermuda Holdings shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, prospects, assets or condition (financial or otherwise) or results of operations of Bermuda Holdings and its Subsidiaries taken as a whole.

     SECTION 9.05. [Intentionally Omitted]
     SECTION 9.06. [Intentionally Omitted]
     SECTION 9.07. [Intentionally Omitted]

     SECTION 9.08. Liens. Bermuda Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the Senior Notes and hereunder are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

     SECTION 9.09. [Intentionally Omitted]
     SECTION 9.10. [Intentionally Omitted]
     SECTION 9.11. [Intentionally Omitted]
     SECTION 9.12. [Intentionally Omitted]
     SECTION 9.13. [Intentionally Omitted]
     SECTION 9.14. [Intentionally Omitted]
     SECTION 9.15. [Intentionally Omitted]
     SECTION 9.16. [Intentionally Omitted]

     Section 9.17. Additional Amounts. All payments made by the Issuer under the Senior Notes, and all payments made by Bermuda Holdings pursuant to the Guarantee, will be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "RELEVANT JURISDICTION") shall at any time be required in respect of any amounts to be paid by the Issuer under the Senior Notes or Bermuda Holdings pursuant to the Guarantee, the Issuer or Bermuda Holdings, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a Holder of Senior Notes after such deduction or withholding shall be not less than the amounts specified in the Senior Notes to which the Holder of the Senior Notes is entitled; provided, however, that the Issuer or Bermuda Holdings shall not be required to make any payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such holder is an estate, nominee, trust, partnership or corporation) otherwise than merely by the holding of the Senior Notes or the receipt of amounts payable in respect of the Senior Notes, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of the Senior Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the Senior Notes been presented on the last day of such period of 30 days;

     (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder of the Senior Notes or, if different, the beneficial owner of the interest payable on the Senior Notes with a timely request of the Issuer addressed to such Holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

     (c) payments in respect of Definitive Senior Notes issued at the request of the Holder (including on or after the occurrence of an Event of Default); or

     (d)  any combination of items (a), (b) and (c) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, the Senior Notes to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Senior Notes.

     SECTION 9.18. Statement as to Compliance; Notice of Default; Provision of Financial Statements. (a) Each of the Issuer and Bermuda Holdings will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, each of the Issuer and Bermuda Holdings, respectively, is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 9.18, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) If a default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer and Bermuda Holdings (other than Indebtedness in the aggregate principal amount of less than $5,000,000) gives any notice or takes any other action with respect to a claimed default, the Issuer shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within five Business Days of its occurrence.

     (c) Bermuda Holdings shall supply without cost to each holder of the Senior Notes, and file with the Trustee within 15 days after Bermuda Holdings is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which Bermuda Holdings may be required to file with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act; and

     (d) Whether or not Bermuda Holdings is required to file with the Commission such reports and other information referred to in Section 9.18(c), Bermuda Holdings shall file with the Commission and the Trustee such reports and information and furnish without cost to each Holder of Senior Notes all financial information that would be required to be contained in a filing referred to in Section 9.18(c). Bermuda Holdings shall also make such reports available to prospective purchasers of the Senior Notes, securities analysts and broker-dealers upon their written request. Bermuda Holdings shall also file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Bermuda Holdings with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

     Section 9.19. Waiver of Stay; Extension of Usury Law. Each of the Issuer and Bermuda Holdings covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and Bermuda Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 9.20. Waiver of Certain Covenants Bermuda Holdings or the Issuer may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.08 and 9.18 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Bermuda Holdings and the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE 10
                          Redemption of Senior Notes

     Section 10.01. Right of Redemption. The Issuer shall have the right to redeem the Senior Notes, in whole or in part, at any time and from time to time, subject to the receipt of any consent required under the terms of any Indebtedness of the Issuer which may be outstanding from time to time.

     Section 10.02. Applicability of Article. Redemption of Senior Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this
Article 10.

     Section 10.03. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Senior Notes pursuant to Section 10.01 shall be evidenced by a Board Resolution. In case of such redemption, the Issuer shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed.

     Section 10.04. Selection by Trustee of Senior Notes to Be Redeemed. If less than all of the Senior Notes are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate and in compliance with the requirements of such principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate, provided that the amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     The Trustee shall promptly notify the Issuer, the Custodian and the Senior Note Registrar in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

     Section 10.05. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed at the Redemption Prices specified in Section 10.09.

     All notices of redemption shall state:

     (a)  the Redemption Date;

     (b) the Redemption Price including, in connection with an optional redemption pursuant to Section 10.09, the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the prepayment) and setting forth the details of such calculation of Make-Whole Amount;

     (c) if less than all Outstanding Senior Notes are to be redeemed, the identification (and, if the case of a Senior Note to be redeemed in part, the principal amount) of the particular Senior Notes to be redeemed;

     (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

     (e) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price;

     (f) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (g) the CUSIP number or numbers, if any, relating to such Senior Notes, but that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes;

     (h) in the case of a Definitive Senior Note to be redeemed in part, the principal amount of such Senior Note to be redeemed and that after the Redemption Date upon surrender of such Definitive Senior Note, a new Definitive Senior Note or Definitive Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

     (i) in the case of a Global Note to be redeemed in part, the principal amount of such Global Note to be redeemed and that after the Redemption Date upon surrender of such Global Note a new Global Note in principal amount equal to the unredeemed portion will be issued or an adjustment will be made to the existing Global Note such that the aggregate principal amount of the Global Note will equal the unredeemed portion of the Global Note;

     Notice of redemption of Senior Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at its request, by the Trustee in the name and at the expense of the Issuer. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Section 10.06. Deposit of Redemption Price. On or prior to any Re Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in same-day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date.

     Section 10.07. Senior Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Senior Notes to be redeemed shall, subject to the provisions of Section 10.03, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the Issuer at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on any Definitive Senior Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Definitive Senior Notes, or one or more predecessor Definitive Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.05.

     If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Senior Note.

     Section 10.08. Senior Notes Redeemed in Part. Any Senior Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.05 (with, if the Issuer, the Senior Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Senior Note Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Upon surrender of a Definitive Senior Note that is redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Definitive Senior Note without service charge, a new Definitive Senior Note or Definitive Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Definitive Senior Note so surrendered. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward the Global Note to the Trustee who shall reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered.

     Section 10.09. Optional Redemption. (a) The Senior Notes are subject to redemption at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date) as provided in the Indenture, plus the Make-Whole Amount, if any, with respect to such Senior Notes.

     Three Business Days prior to such prepayment, the Issuer or Bermuda Holdings shall give notice to the Quotation Agent requesting the Quotation Agent to provide a quote of the Comparable Treasury Price and the Quotation Agent shall provide such quotation to the Issuer on or before one Business Day prior to such prepayment.

     One Business Day prior to such prepayment, the Quotation Agent, the Issuer or Bermuda Holdings shall give notice to the Indenture Trustee specifying the calculation of the Make-Whole Amount as of the Redemption Date.

     (b) The Senior Notes are not subject to redemption through operation of a sinking fund.

     Section 10.10. Tax Redemption. The Senior Notes may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption if (a) the Issuer is required to issue Definitive Senior Notes (other than upon the request of a holder of Book-Entry Interests following an Event of Default) after using all reasonable efforts to avoid having to issue such Definitive Senior Notes and the Issuer is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to any of the Senior Notes, or (b) the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings will also pay, or make available for payment, to holders of Senior Notes on the redemption date any Additional Amounts (as described, but subject to the exceptions referred to, in Section 9.17) resulting from the payment of such Redemption Price.

                                  ARTICLE 11
                      Defeasance and Covenant Defeasance

     Section 11.01. Option to Effect Defeasance or Covenant Defeasance Each of the Issuer and Bermuda Holdings may, at its option by Board Resolution, at any time, elect to have either Section 11.02 or Section 11.03 be applied to all Outstanding Senior Notes upon compliance with the conditions set forth below in this Article 11.

     Section 11.02. Defeasance and Discharge. Upon the Issuer's or Bermuda Holdings' exercise under Section 11.01 of the option applicable to this Section 11.02, each of the Issuer and Bermuda Holdings shall be deemed to have been discharged from its obligations with respect to all Outstanding Senior Notes and the Guarantee on the date the conditions set forth below are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Issuer and Bermuda Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Senior Notes and the Guarantee, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 11.05 and the other sections of this Indenture referred to in Section 11.02(a) and Section 11.02(b) below, and the Guarantee, and to have satisfied all other obligations under such Senior Notes, the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuer and Bermuda Holdings, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Senior Notes to receive solely from the trust fund described in Section 11.05 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Senior Notes (and any Additional Amounts payable in respect thereof) when such payments are due, or on the Redemption Date, as the case may be, (b) the Issuer's obligations with respect to such Senior Notes under Section 2.05, Section 2.04, Section 2.06, Section 2.07, Section 2.12 and
Section 2.13, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and Bermuda Holdings' obligations in connection therewith, (d) this Article 11, and (e) the obligations of the Issuer and Bermuda Holdings to pay any Additional Amounts. Subject to compliance with this Article 11 each of the Issuer and Bermuda Holdings may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under
Section 11.03 with respect to the Senior Notes.

     SECTION 11.03. Covenant Defeasance. Upon the Issuer's or Bermuda Holdings' exercise under Section 11.01 of the option applicable to this Section 11.03, each of the Issuer and Bermuda Holdings, and, if applicable, the Trustee and each Holder of Senior Notes, shall be released from its obligations under the covenants contained in Article 7, Sections 9.02 through 9.04, Section 9.08 and
Section 9.18 inclusive, with respect to the Outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Senior Notes shall thereafter be deemed to be not "OUTSTANDING" for the purposes of any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Senior Notes, the Issuer and Bermuda Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 4.01(b) or 4.01(h), but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby.

     SECTION 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or
Section 11.03 to the Outstanding Senior Notes:

     (a) The Issuer or Bermuda Holdings shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (1) cash in U.S. Dollars in an amount, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Senior Notes on the Stated Maturity or on the applicable Optional Redemption Date, as the case may be, of such principal or installment of principal of and any premium and interest on the Senior Notes; provided that the Trustee shall have been irrevocably instructed by the Issuer or Bermuda Holdings in writing to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes. For this purpose, "U.S. GOVERNMENT OBLIGATIONS" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

     (b) In the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (c) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (d) No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit or, insofar as
Section 4.01(f) or Section 4.01(g)) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

     (e) Such election under Section 11.02 or Section 11.03 shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which Bermuda Holdings is a party or by which Bermuda Holdings is bound;

     (f) In the case of an election under either Section 11.02 or Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) In the case of an election under either Section 11.02 or Section 11.03, the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer or Bermuda Holdings pursuant to its election under Section 11.02 or Section 11.03 was not made by the Issuer or Bermuda Holdings with the intent of preferring the Holders over other creditors of the Issuer or Bermuda Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or Bermuda Holdings or others; and

     (h) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under
Section 11.02 or the covenant defeasance under Section 11.04 (as the case may be) have been complied with as contemplated by this Section 11.03.

     SECTION 11.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 2.04, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the "TRUSTEE") pursuant to Section 11.04 in respect of the Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer or Bermuda Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Notes.

     Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer or Bermuda Holdings from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     SECTION 11.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 11.02 or Section 11.03 as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and Bermuda Holdings' obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or
Section 11.03 as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02 or Section 11.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of or any premium and interest on any Senior Note following the reinstatement of its obligations, the Issuer and Bermuda Holdings shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 12
                           Guarantee of Senior Notes

     SECTION 12.01. Guarantee. Bermuda Holdings hereby irrevocably and fully and unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee the due and punctual payment of the principal of and any premium and interest on such Senior Note (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Senior Note and of this Indenture. Bermuda Holdings hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Senior Note or this Indenture, any failure to enforce the provisions of any Senior Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of any Senior Note or the Trustee, any merger or consolidation by the Issuer or any sale, lease or other disposition of all or substantially all of the assets of the Issuer, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor;

provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of Bermuda Holdings, increase the principal amount of a Senior Note or the interest rate thereon or increase any premium payable upon redemption thereof. Bermuda Holdings hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to any Senior Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Senior Note except by payment in full of the principal thereof and any premium and interest thereon (and any Additional Amounts payable in respect thereof) or as provided in Article 11. Bermuda Holdings further agrees that, as between Bermuda Holdings, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.

     Bermuda Holdings shall be subrogated to all rights of each Holder of Senior Notes against the Issuer in respect of any amounts paid to such Holder by Bermuda Holdings pursuant to the provisions of this Guarantee; provided, however, that Bermuda Holdings shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest on (and any Additional Amounts payable in respect thereof) shall have been paid in full.

     No past, present or future stockholder, officer, director, employee or incorporator of Bermuda Holdings shall have any personal liability under the Guarantee set forth in this Section 12.01 by reason of his or its status as such stockholder, officer, director, employee or incorporator.

     The Guarantee set forth in this Section 12.01 shall not be valid or become obligatory for any purpose with respect to a Senior Note until the certificate of authentication on such Senior Note shall have been signed by or on behalf of the Trustee.

     SECTION 12.02. Execution of Guarantee. To evidence its guarantee to the Holders specified in Section 12.01, Bermuda Holdings hereby agrees to execute the notation of the Guarantee in substantially the form set forth in Exhibit D to be endorsed on each Senior Note authenticated and delivered by the Trustee. Bermuda Holdings hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee. Each such notation of the Guarantee shall be signed on behalf of Bermuda Holdings, by any two duly authorized officers, prior to the authentication of the Senior Note on which it is endorsed, and the delivery of such Senior Note by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of Bermuda Holdings. Such signatures upon the notation of the Guarantee may be manual or facsimile signatures of any present, past or future duly authorized officers and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such authorized officer who shall have signed the notation of the Guarantee shall cease to be such duly authorized officer before the Senior Note on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Senior Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such duly authorized officer of Bermuda Holdings.

     SECTION 12.03. Other Obligations of Bermuda Holdings The obligations of Bermuda Holdings pursuant to this Section 12 shall be in addition to, and not exclusive of, the other obligations of Bermuda Holdings set forth elsewhere in this Indenture. For purposes of the Guarantee, such other obligations shall be deemed to be included in this Section 12.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

                                      TERRA NOVA INSURANCE (UK)
                                      HOLDINGS PLC



                                      By:___________________________
                                         Name: Jean M. Waggett
                                         Title: Secretary


Attest:_________________________
       Name:
       Title:

                                      TERRA NOVA (BERMUDA) HOLDINGS LTD.


                                      By:___________________________

                                        Name: Jean M. Waggett
                                        Title: Senior Vice-President, Secretary
                                               and General Counsel

Attest:_________________________
       Name:
       Title:

                                        THE CHASE MANHATTAN BANK,
                                        as Trustee


                                        By:______________________________
                                           Name:
                                           Title:


Attest:_________________________
       Name:
       Title:

                                                                       EXHIBIT A

                    [FORM OF FACE OF RESTRICTED GLOBAL NOTE]



          THIS NOTE IS A RESTRICTED GLOBAL NOTE WITHIN THE MEANING OF
                     THE INDENTURE HEREINAFTER REFERRED TO.


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


     Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales, promises to pay to the bearer upon surrender hereof the principal sum of U.S. $100,000,000 (less the principal amount, if any, of any outstanding Regulation S Global Note and any outstanding

Definitive Senior Notes evidencing such Notes, as reflected in the records of the Trustee hereinafter referred to), on May 15, 2008.

     Interest Payment Dates: May 15 and November 15, commencing November 15,
1998.

     This Global Note is fully and unconditionally guaranteed as to the payment of principal and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, in accordance with the terms of this Global Note and of the Indenture, by Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda.

     Additional provisions of this Restricted Global Note are set forth on the other side of this Global Note.

Dated:  May 18, 1998


                                   TERRA NOVA INSURANCE (UK)
                                   HOLDINGS PLC

                                   By:_____________________________


                                   By:_____________________________


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

The Chase Manhattan Bank
 as Trustee, certifies
 that this is the Restricted Global Note
 referred to in the Indenture.


______________________________
Authorized Officer

                    [REVERSE SIDE OF RESTRICTED GLOBAL NOTE]


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


1.   Interest
     --------

     (a) Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Note to the bearer at the rate per annum shown above. Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called "BERMUDA HOLDINGS"), irrevocably and fully and unconditionally guarantees this Note as to the payment of principal, and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable.

     [(b) The principal of this Note shall mature on May 15, 2008. Interest on this Note shall accrue at the rate of 7% per annum and is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. In the event that the Exchange Offer (as defined in the Indenture) has not been consummated or a Shelf Registration Statement (as defined in the Indenture) has not been declared effective on or prior to November 18, 1998, then additional interest shall accrue at a rate of 0.25% per annum from November 18, 1998, and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 1999. If such Exchange Offer has not been consummated or such Shelf Registration Statement has not been declared effective on or prior to February 18, 1999, the rate per annum at which such additional interest shall accrue shall increase from 0.25% to 0.50% per annum from February 18, 1999, and shall be payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1999. The accrual of additional interest shall cease upon the consummation of such Exchange Offer or the effectiveness of such Shelf Registration Statement.]/1/


_________________________

     /1/ To be included in Senior Notes which are not Exchange Notes.

     [(b) Interest on this Note shall accrue from the most recent date to which interest has been paid on the Note for which this Note was exchanged or, if no interest has been paid on such Note, from May 18, 1998, at the rate of 7% per annum and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. There shall also be payable in respect of this Note all additional interest that may have accrued on the Note for which this Note was exchanged (as calculated in accordance with the terms of such Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Note, such additional interest to be payable at the same time and in the same manner as the periodic interest on this Note.]/2/

     (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Notes on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

2.   Additional Amounts
     ------------------

     All payments made by the Issuer on this Note, and all payments made by Bermuda Holdings pursuant to the Guarantee, shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "RELEVANT JURISDICTION") shall at any time be required in respect of any amounts to be paid by the Issuer under this Note or Bermuda Holdings under the Guarantee, the Issuer or Bermuda Holdings, as the case may be, shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the holder of this
Note is entitled; provided, however, that the Issuer or Bermuda Holdings, as applicable, shall not be required to make any payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an

____________________________

     /2/ To be included in Exchange Notes.

estate, nominee, trust, partnership or corporation), otherwise than merely by the holding of this Note or the receipt of amounts payable in respect of this Note, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

     (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Note or, if different, the beneficial owner of the interest payable on this Note with a timely request of the Issuer addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

     (c) payments in respect of Definitive Senior Notes issued at the request of the holder (including on or after the occurrence of an Event of Default); or

     (d)  any combination of items (a), (b) and (c) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     3.   Method of Payment
          -----------------

  The Issuer through the Paying Agent shall pay interest on this Note to the bearer of this Note or as instructed in writing by the bearer of this Note. The bearer of this Note must surrender this Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the

United States of America that at the time of payment is legal tender for payment of public and private debts.

     4.   Paying Agent and Registrar
          --------------------------

     Initially, The Chase Manhattan Bank, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the bearer of this Note.

     5.   Indenture
          ---------

     The Issuer issued this Note under an Indenture, dated as of May 18, 1998 (the "INDENTURE"), between the Issuer, Bermuda Holdings and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                                  ------
77aaa- 77bbbb) as in effect on the date of the Indenture (the "ACT"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and the bearer of this Note is referred to the Indenture and the Act for a statement of those terms.

     This Note is a senior unsecured obligation of the Issuer limited to $100,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

     6.   Optional Redemption
          -------------------

     (a) This Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

     (b) This Note is not subject to redemption through operation of a sinking fund.

     7.   Tax Redemption
          --------------

     This Note may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if (a) the Issuer is required to issue Definitive Senior Notes (other than upon the request of a holder of Book-Entry Interests following an Event of Default) after using all reasonable efforts to avoid having to issue such Definitive Senior Notes and the Issuer is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to any of the Senior Notes, or (b) the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings shall also pay, or make available for payment, to the bearer of this Note on the redemption date any Additional Amounts resulting from the payment of such redemption price.

     8.   Notice of Redemption
          --------------------

     Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to the bearer of this Note at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, or at any other address provided to the Trustee in writing by the bearer of this Note.

     9.   Denominations; Transfer; Exchange
          ---------------------------------

     This Note is in bearer form without coupons. This Note is in an aggregate principal amount of $100,000,000 (less the principal amount, if any, of any outstanding Regulation S Global Notes and any outstanding Definitive Senior Notes evidencing such Notes, as reflected in the records of the Trustee) (subject to adjustment as provided in the Indenture). The bearer of this Note may only transfer or exchange this Note in accordance with the Indenture.

     10.  Persons Deemed Owners
          ---------------------

     The bearer of this Note will be treated as the owner of it for all purposes.

     11.  Defeasance and Covenant Defeasance.
          ----------------------------------

     The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer and Bermuda Holdings with certain conditions set forth in the Indenture, of (a) the entire indebtedness of the Issuer and Bermuda Holdings with respect to this Note and (b) certain restrictive covenants and the related defaults and Events of Default.

     12.  Amendment, Waiver
          -----------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, Bermuda Holdings and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer and Bermuda Holdings with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     13.  Defaults and Remedies
          ---------------------

     This Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with the Issuer or Bermuda Holdings
          ----------------------------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with and collect obligations owed to it by the Issuer or Bermuda Holdings or their Affiliates and may otherwise deal with the Issuer or Bermuda Holdings or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

     15.  No Recourse Against Others
          --------------------------

     A director, officer, employee or stockholder, as such, of the Issuer, Bermuda Holdings or any Subsidiary of Bermuda Holdings shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Notes or any other obligations of the Issuer or Bermuda Holdings under this Note, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the bearer of this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     16.  Authentication
          --------------

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     17.  Governing Law
          -------------

     The internal laws of the State of New York shall govern the Indenture and this Note without regard to conflict of law provisions thereof.

     The Issuer will furnish to the bearer of this Note upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Global Note in larger type. Requests may be made to:

     Terra Nova Insurance (UK) Holdings plc
     Attention: Company Secretary
     Terra Nova House
     41-43 Mincing Lane
     London EC3R 7SP
     Great Britain

                                                                       EXHIBIT B



                   [FORM OF FACE OF REGULATION S GLOBAL NOTE]



         THIS NOTE IS A REGULATION S GLOBAL NOTE WITHIN THE MEANING OF
                     THE INDENTURE HEREINAFTER REFERRED TO.


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


     Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales, promises to pay to the bearer upon surrender hereof the principal sum of U.S. $0 (or such other amount as reflected in the records of Trustee), on May 15, 2008.

     Interest Payment Dates: May 15 and November 15, commencing November 15,
1998.

     This Global Note is fully and unconditionally guaranteed as to the payment of principal and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, in accordance with the terms of this Global Note and of the Indenture, by Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda.

     Additional provisions of this Regulation S Global Note are set forth on the other side of this Global Note.

Dated:________________________


                                        TERRA NOVA INSURANCE (UK)
                                        HOLDINGS PLC


                                        By:_______________________________


                                        By:_______________________________



TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

The Chase Manhattan Bank,
 as Trustee, certifies
 that this is the Regulation S Global Note referred to in the Indenture.


______________________________
Authorized Officer

                   [REVERSE SIDE OF REGULATION S GLOBAL NOTE]


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


1.   Interest
     --------

     (a) Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Note to the bearer at the rate per annum shown above. Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called "BERMUDA HOLDINGS"), irrevocably and fully and unconditionally guarantees this Note as to the payment of principal, and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable.

     [(b) The principal of this Note shall mature on May 15, 2008. Interest on this Note shall accrue at the rate of 7% per annum and is payable semiannually on May 15 and November 15 of each year, commencing on November 15, 1998. In the event that the Exchange Offer (as defined in the Indenture) has not been consummated or a Shelf Registration Statement (as defined in the Indenture) has not been declared effective on or prior to November 18, 1998, then additional interest shall accrue at a rate of 0.25% per annum from November 18, 1998, and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 1999. If such Exchange Offer has not been consummated or such Shelf Registration Statement has not been declared effective on or prior to February 18, 1999, the rate per annum at which such additional interest shall accrue shall increase from 0.25% to 0.50% per annum from February 18, 1999, and shall be payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1999. The accrual of additional interest shall cease upon the consummation of such Exchange Offer or the effectiveness of such Shelf Registration Statement.]/3/

___________________________

     /3/ To be included in Senior Notes which are not Exchange Notes.

     [(b) Interest on this Note shall accrue from the most recent date to which interest has been paid on the Note for which this Note was exchanged or, if no interest has been paid on such Note, from May 18, 1998, at the rate of 7% per annum and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. There shall also be payable in respect of this Note all additional interest that may have accrued on the Note for which this Note was exchanged (as calculated in accordance with the terms of such Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Note, such additional interest to be payable at the same time and in the same manner as the periodic interest on this Note.]/4/

     (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Notes on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

     2.   Additional Amounts
          ------------------

     All payments made by the Issuer on this Note, and all payments made by Bermuda Holdings pursuant to the Guarantee, shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "RELEVANT JURISDICTION") shall at any time be required in respect of any amounts to be paid by the Issuer under this Note or Bermuda Holdings under the Guarantee, the Issuer or Bermuda Holdings, as the case may be, shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a holder of this Note after such deduction or withholding shall be not less than the amounts specified in this Note to which the holder of this
Note is entitled; provided, however, that the Issuer or Bermuda Holdings, as applicable, shall not be required to make any payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), otherwise than merely by the

____________________________

     /4/ To be included in Exchange Notes.

holding of this Note or the receipt of amounts payable in respect of this Note, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of this Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Note been presented on the last day of such period of 30 days;

     (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Note or, if different, the beneficial owner of the interest payable on this Note with a timely request of the Issuer addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

     (c) payments in respect of Definitive Senior Notes issued at the request of the holder (including on or after the occurrence of an Event of Default); or

     (d)  any combination of items (a), (b) and (c) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     3.   Method of Payment
          -----------------

     The Issuer through the Paying Agent shall pay interest on this Note to the bearer of this Note or as instructed in writing by the bearer of this Note. The bearer of this Note must surrender this Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the

United States of America that at the time of payment is legal tender for payment of public and private debts.

     4.   Paying Agent and Registrar
          --------------------------

     Initially, The Chase Manhattan Bank, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the bearer of this Note.

     5.   Indenture
          ---------

     The Issuer issued this Note under an Indenture, dated as of May 18, 1998 (the "INDENTURE"), between the Issuer, Bermuda Holdings and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                                  ------
77aaa- 77bbbb) as in effect on the date of the Indenture (the "ACT"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and the bearer of this Note is referred to the Indenture and the Act for a statement of those terms.

     This Note is a senior unsecured obligation of the Issuer limited to $100,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

     6.   Optional Redemption
          -------------------

     (a) This Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

     (b) This Note is not subject to redemption through operation of a sinking fund.

     7.   Tax Redemption
          --------------

     This Note may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if (a) the Issuer is required to issue Definitive Senior Notes (other than upon the request of a holder of Book-Entry Interests following an Event of Default) after using all reasonable efforts to avoid having to issue such Definitive Senior Notes and the Issuer is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to any of the Senior Notes, or (b) the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings shall also pay, or make available for payment, to the bearer of this Note on the redemption date any Additional Amounts resulting from the payment of such redemption price.

     8.   Notice of Redemption
          --------------------

     Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to the bearer of this Note at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, or at any other address provided to the Trustee in writing by the bearer of this Note.

     9.   Denominations; Transfer; Exchange
          ---------------------------------

     This Note is in bearer form without coupons. This Note is in an aggregate principal amount of $0 (or such other amount as reflected in the records of the Trustee) (subject to adjustment as provided in the Indenture). The bearer of this Note may only transfer or exchange this Note in accordance with the Indenture.

     10.  Persons Deemed Owners
          ---------------------

     The bearer of this Note will be treated as the owner of it for all purposes.

     11.  Defeasance and Covenant Defeasance.
          ----------------------------------

     The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer and Bermuda Holdings with certain conditions set forth in the Indenture, of (a) the entire indebtedness of the Issuer and Bermuda Holdings with respect to this Note and (b) certain restrictive covenants and the related defaults and Events of Default.

     12.  Amendment, Waiver
          -----------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, Bermuda Holdings and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer and Bermuda Holdings with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     13.  Defaults and Remedies
          ---------------------

     This Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with the Issuer or Bermuda Holdings
          ----------------------------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with and collect obligations owed to it by the Issuer or Bermuda Holdings or their Affiliates and may otherwise deal with the Issuer or Bermuda Holdings or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

     15.  No Recourse Against Others
          --------------------------

     A director, officer, employee or stockholder, as such, of the Issuer, Bermuda Holdings or any Subsidiary of Bermuda Holdings shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Notes or any other obligations of the Issuer or Bermuda Holdings under this Note, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the bearer of this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     16.  Authentication
          --------------

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     17.  Governing Law
          -------------

     The internal laws of the State of New York shall govern the Indenture and this Note without regard to conflict of law provisions thereof.

     The Issuer will furnish to the bearer of this Note upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Global Note in larger type. Requests may be made to:

     Terra Nova Insurance (UK) Holdings plc
     Attention: Company Secretary
     Terra Nova House
     41-43 Mincing Lane
     London EC3R 7SP
     Great Britain

                                                                EXHIBIT C

                   [FORM OF FACE OF DEFINITIVE SENIOR NOTE]


            THIS SENIOR NOTE IS A SENIOR NOTE WITHIN THE MEANING OF
                    THE INDENTURE HEREINAFTER REFERRED TO.


                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                           7% Senior Notes due 2008

                                 Guaranteed by
                      TERRA NOVA (BERMUDA) HOLDINGS LTD.


     Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales, promises to pay to _________, or registered assigns, the principal sum of U.S. ____________, on May 15, 2008.

     Interest Payment Dates: May 15 and November 15, commencing November 15,
1998.

     This Senior Note is fully and unconditionally guaranteed as to the payment of principal and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, in accordance with the terms of this Senior Note and of the Indenture by Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda.

     Additional provisions of this Definitive Senior Note are set forth on the other side of this Definitive Senior Note.

Dated: _________, ____

                                                    TERRA NOVA INSURANCE (UK)
                                                    HOLDINGS PLC


                                                    By:
                                                        ________________________


                                                    By: ________________________

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

The Chase Manhattan Bank,
 as Trustee, certifies
 that this is one of the Senior Notes
 referred to in the Indenture.


_____________________________
Authorized Officer

               [FORM OF REVERSE SIDE OF DEFINITIVE SENIOR NOTE]


                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                           7% Senior Notes due 2008

                                 Guaranteed by
                      TERRA NOVA (BERMUDA) HOLDINGS LTD.


     1.   Interest
          --------

     (a) Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Senior Note to the bearer at the rate per annum shown above. Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called "BERMUDA HOLDINGS"), irrevocably and fully and unconditionally guarantees this Senior Note as to the payment of principal, and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable.

     [(b) The principal of this Senior Note shall mature on May 15, 2008. Interest on this Senior Note shall accrue at the rate of 7% per annum and is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. In the event that the Exchange Offer (as defined in the Indenture) has not been consummated or a Shelf Registration Statement (as defined in the Indenture) has not been declared effective on or prior to November 18, 1998, then additional interest shall accrue at a rate of 0.25% per annum from November 18, 1998, and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on May 15, 1999. If such Exchange Offer has not been consummated or such Shelf Registration Statement has not been declared effective on or prior to February 18, 1999, the rate per annum at which such additional interest shall accrue shall increase from 0.25% to 0.50% per annum from February 18, 1999, and shall be payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1999. The accrual of additional interest shall cease upon the consummation of such Exchange Offer or the effectiveness of such Shelf Registration Statement.] /5/

     [(b) Interest on this Senior Note shall accrue from the most recent date to which interest has been paid on the Senior Note for which this Senior Note was exchanged or, if no interest has been paid on such Senior Note, from May 18, 1998, at the rate of 7% per annum and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. There shall also be payable in respect of this Senior Note all additional interest that may have accrued on the Senior Note for which this Senior Note was exchanged (as calculated in accordance with terms of such Senior Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Senior Note, such additional interest to be payable at the same time and in the same manner as the periodic interest on this Senior Note.] /6/

     (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Senior Notes, on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

     2.   Additional Amounts
          ------------------

     All payments made by the Issuer on this Senior Note, and all payments made by Bermuda Holdings pursuant to the Guarantee, shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "RELEVANT JURISDICTION") shall at any time be required in respect of any amounts to be paid by the Issuer under this Senior Note or Bermuda Holdings under the Guarantee, the Issuer or Bermuda Holdings, as the case may be, shall pay or cease to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a holder of this Senior Note after such deduction or withholding shall be not less than the amounts specified in this Senior Note to which the holder of this Senior Note is entitled; provided, however, that the Issuer

__________________________

     /5/  To be included in Senior Notes which are not Exchange Notes.

     /6/  To be included in Exchange Notes.

or Bermuda Holdings, as applicable, shall not be required to make any payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), otherwise than merely by the holding of this Senior Note or the receipt of amounts payable in respect of this Senior Note, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of this Senior Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Senior Note been presented on the last day of such period of 30 days;

     (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Senior Note or, if different, the beneficial owner of the interest payable on this Senior Note with a timely request of the Issuer addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

     (c) payments in respect of Definitive Senior Notes issued at the request of the holder (including on or after the occurrence of an Event of Default); or

     (d) any combination of items (a), (b) and (c) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Senior Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional

Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Senior Note.

     3.   Method of Payment
          -----------------

     The Issuer through the Paying Agent shall pay interest on this Senior Note to the registered holder of this Senior Note or as instructed in writing by such holder of this Senior Note. The holder of this Senior Note must surrender this Senior Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

     4.   Paying Agent and Registrar
          --------------------------

     Initially, The Chase Manhattan Bank, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the holder of this Note.

     5.   Indenture
          ---------

     The Issuer issued this Senior Note under an Indenture, dated as of May 18, 1998 (the "INDENTURE"), between the Issuer, Bermuda Holdings and the Trustee. The terms of this Senior Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
------
"ACT"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all such terms, and holders of the Senior Notes are referred to the Indenture and the Act for a statement of those terms.

     The Senior Notes are senior unsecured obligations of the Issuer limited to $100,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

     6.   Optional Redemption
          -------------------

     (a) This Senior Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

     (b) This Senior Note is not subject to redemption through operation of a sinking fund.

     7.   Tax Redemption
          --------------

     This Senior Note may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings shall also pay, or make available for payment, to holders of the Senior Notes on the redemption date any Additional Amounts resulting from the payment of such redemption price.

     8.   Notice of Redemption
          --------------------

     Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to each holder of the Senior Notes at the addresses provided to the Trustee in writing by the holders of such Senior Notes on the date of issuance of such Senior Notes or on the dates of any subsequent transfer of such Senior Notes or at any address provided to the Trustee in writing by such holders. Senior Notes in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 at maturity. In the event of a redemption of less than all of the Senior Notes, the Senior Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If any Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and or prior to such interest payment date, then any accrued interest will be paid to the holder of the Senior Note at the close of business on such record date. If money sufficient to pay the redemption price of and accrued interest on all Senior Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Notes (or such portions thereof) called for redemption.

     9.   Denominations; Transfer; Exchange
          ---------------------------------

     This Senior Note is in registered form without coupons. The holder of this Senior Note may only transfer or exchange this Senior Note in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note need not be redeemed) or any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

     10.  Persons Deemed Owners
          ---------------------

     The registered holder of this Senior Note will be treated as the owner of it for all purposes.

     11.  Defeasance and Covenant Defeasance.
          ----------------------------------

     The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer and Bermuda Holdings with certain conditions set forth in the Indenture, of (a) the entire indebtedness of the Issuer and Bermuda Holdings with respect to this Senior Note and (b) certain restrictive covenants and the related defaults and Events of Default.

     12.  Amendment, Waiver
          -----------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, Bermuda Holdings and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer and Bermuda Holdings with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

     13.  Defaults and Remedies
          ---------------------

     This Senior Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with the Issuer or Bermuda Holdings
          ----------------------------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with and collect obligations owed to it by the Issuer or Bermuda Holdings or their Affiliates and may otherwise deal with the Issuer or Bermuda Holdings or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

     15.  No Recourse Against Others
          --------------------------

     A director, officer, employee or stockholder, as such, of the Issuer, Bermuda Holdings or any Subsidiary of Bermuda Holdings shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Senior Notes or any other obligations of the Issuer or Bermuda Holdings under this Senior Note, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Senior Note, the bearer of this Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.

     16.  Authentication
          --------------

     This Senior Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Note.

     17.  Governing Law
          -------------

     The internal laws of the State of New York shall govern the Indenture and this Senior Note without regard to conflict of law provisions thereof.

     The Issuer will furnish to the holder of this Note upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Global Note in larger type. Requests may be made to:

     Terra Nova Insurance (UK) Holdings plc
     Attention: Company Secretary
     Terra Nova House
     41-43 Mincing Lane
     London EC3R 7SP
     Great Britain

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

___________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

___________________________________________________________________________
the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Senior Note on the books of the Issuer with full power of substitution in the premises.

                   [THE FOLLOWING PROVISIONS TO BE INCLUDED
                  ON ALL RESTRICTED DEFINITIVE SENIOR NOTES]

     In connection with any transfer of this Senior Note occurring prior to the date of an effective Registration, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

     [_](a) This Senior Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

     [_](b) This Senior Note is being transferred in an offshore transaction in compliance with Rule 904 of the Securities Act of 1933, as amended.

                                       or

     [_](c)  This Senior Note is being transferred other than in accordance with
             (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Senior Note and the Indenture.

If none of the foregoing boxes is checked the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the

Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.12 of the Indenture shall have been satisfied.

Date:
     ____________                          ____________________________________
                                           NOTICE:  The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           within-mentioned instrument in every
                                           particular, without alteration or any
                                           change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance an Rule 144A and acknowledges that it has received such information regarding the Issuer and Bermuda Holdings as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      _______________                        ______________________________
                                             NOTICE:  To be executed by an
                                             executive officer

                                                                 EXHIBIT D

                        [FORM OF NOTATION OF GUARANTEE]


     TERRA NOVA (BERMUDA) HOLDINGS LTD., a company duly organized and existing under the laws of Bermuda (herein called "BERMUDA HOLDINGS," which term includes any successor Person under the Indenture (the "INDENTURE") referred to in the Global Note on which this notation is endorsed), has irrevocably, fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in
Article 12 of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Global Note (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Global Note and the Indenture.

     All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present and future taxes, duties, assessments or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any such taxes, duties, assessments or governmental charges are required by the U.K., Bermuda or any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, Bermuda Holdings will pay such Additional Amounts (as defined in the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder of a Senior Note of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Section 9.17 of the Indenture.

     The obligations of Bermuda Holdings to the holders of the Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Global Note upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     Capitalized terms used but not defined herein are used herein as defined in the Indenture.
                                      TERRA NOVA (BERMUDA) HOLDINGS LTD.


                                      By:________________________________


                                      By:________________________________

                                                                   EXHIBIT E

                             [Name of Transferor]

                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S

                                                               ___________, ____

The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001

Attention:  Corporate Trust Administration

RE:  TERRA NOVA INSURANCE (UK) HOLDINGS PLC
     7% SENIOR NOTES DUE 2008 (THE "SENIOR NOTES")

Dear Sirs:

     In connection with our proposed sale of U.S.$_________ aggregate principal amount of the Senior Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

     (1) the offer of the Senior Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting an our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                       2